EXHIBIT (k)(5)

          AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

                  AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of October 18, 2004 among CRC FUNDING, LLC (formerly Corporate Receivables Corporation), CITIBANK, N.A., the other Secondary Lenders (as hereinafter defined) from time to time parties hereto, CITICORP NORTH AMERICA, INC., as agent for the Lender (as hereinafter defined) and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and HIGHLAND FLOATING RATE ADVANTAGE FUND (together with its permitted successors and assigns, the "Borrower"), to amend and restate the Credit Agreement entered into as of September 21, 2001 among the Borrower, the Lenders parties thereto, the Secondary Lenders parties thereto and Citicorp North America, Inc., as agent for such Lenders and Secondary Lenders (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"), and, from and after the Restatement Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower desires that the Lender and the Secondary Lenders from time to time make advances to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, the Lender and the Secondary Lenders are willing to make such advances to the Borrower for such purposes on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   Article I
                     DEFINITIONS AND RULES OF CONSTRUCTION

                  SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated:

                  "ADJUSTED ASSET VALUE" means in respect of any Borrowing Base Eligible Asset, an amount equal to the product of (i) the Asset Value of such Borrowing Base Eligible Asset, and (ii) the Applicable Advance Rate for such Borrowing Base Eligible Asset.

                  "ADVANCE" means each borrowing by the Borrower pursuant to
Article II.

                  "ADVANCE NOTE" means each promissory note issued by the Borrower to CRC or a Secondary Lender evidencing the Advances (or portions of the Advances) made to the Borrower by CRC or such Secondary Lender, substantially in the form of Exhibit A hereto.

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                  "ADVERSE CLAIM" means any Lien in, of or on any Person's
assets or properties in favor of any other Person, other than any such Lien in favor of (i) any Secured Party created by or pursuant to this Agreement or the Control Agreement or (ii) the Custodian securing the Custodian's Overdraft Advances to the extent such Custodian's Overdraft Advances do not exceed the amount permitted by Section 5.02(q).

                  "ADVISOR" means Highland Capital Management, L.P., or any of its successors or assigns which is approved by the Agent in writing.

                  "AFFECTED PERSON" means the Lender, each Secondary Lender, any other entity which enters into a commitment to make or purchase any Advance or any interest therein, and any of their respective Affiliates, including any assignee or participant of the Lender or any Secondary Lender.

                  "AFFILIATE" means, in respect of a referenced Person, another Person controlling, controlled by or under common control with such referenced Person (which in the case of CRC and the Agent, shall also include any Person who has a relationship to the Agent comparable to that of CRC). The terms "control," "controlling," "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

                  "AGENT" shall have the meaning assigned to such term in the introduction to this Agreement.

                  "AGENT'S ACCOUNT" means the special account (account number 40517805, ABA No. 021000089) of the Agent maintained at the office of Citibank at its Principal Office or to such other account in the United States as the Agent shall designate in writing to the Borrower.

                  "AGGREGATE CUSTODIAN'S ADVANCE AMOUNT" means the sum of (i) the aggregate unpaid Dollar amount of all Custodian's Overdraft Advances of cash, (ii) the aggregate Value of all Custodian's Overdraft Advances of securities to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth above.

                  "AGREEMENT" means this Amended and Restated Revolving Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.

                  "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the Applicable Margin above the highest of:

                  (a) the Base Rate; and

                  (b) one half of one percent per annum above the Federal Funds Rate.

                  "APPLICABLE ADVANCE RATE" means (i) in respect of Cash, 100%,
(ii) in respect of Eligible Commercial Paper and Eligible Government Securities, 95%, (iii) in respect of Class A Loan Assets, 75%, (iv) in respect of Class B Loan Assets, 65%, (v) in respect of Class C Loan Assets, 55%, and (vi) in respect of Class D Loan Assets, 45%.

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                  "APPLICABLE LAW" means any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its property is bound.

                  "APPLICABLE MARGIN" means, (i) with respect to the Eurodollar Rate, 1.00% per annum, and (ii) with respect to the Alternate Base Rate, 0% per annum; PROVIDED, HOWEVER, that during the continuance of any Event of Default under Section 6.01(a), the "Applicable Margin" shall mean with respect to the Eurodollar Rate, 2.00% per annum and in respect of the Alternate Base Rate, 1.00% per annum; PROVIDED, FURTHER, that during any period that Yield in respect of any Advance is computed by reference to the Post-Default Rate, the "Applicable Margin" applicable to such Advance during such period shall be deemed to be zero.

                  "ASSET" means a collective reference to all items which would be classified as an "asset" on the balance sheet of the Borrower in accordance with GAAP.

                  "ASSET COVERAGE TEST" means the Borrower's "senior securities representing indebtedness" (as defined in Section 18(g) of the Investment Company Act) have "asset coverage" (as defined in Section 18(h) of the Investment Company Act) of at least 300%, computed on each day of determination regardless of whether or not dividends or distributions are being made on such day, or whether Debt is being incurred on such day as if each outstanding Advance constituted a "senior security" and without regard to whether such Advance is a loan for "temporary purposes" or otherwise excludible from the definition of "senior securities" under Section 18(g) of the Investment Company Act.

                  "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement entered into by a Secondary Lender (other than Citibank) concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement.

                  "ASSET VALUE" means, as of any day of determination (a) in respect of Cash, the amount of such Cash, and (b) in respect of any other Asset, the Value of such Asset computed in the manner as such Value is required to be computed by the Borrower in accordance with the Prospectus of the Borrower in effect on the Closing Date and in accordance with Applicable Law, including without limitation the rules, regulations and interpretations of the SEC under the Investment Company Act; PROVIDED, that the Asset Value of any Asset shall be net of the Borrower's liabilities relating thereto, including without limitation all of the Borrower's obligations to pay any unpaid portion of the purchase price therefor; PROVIDED, FURTHER, that for any Asset for which market quotations are not available (or which is not otherwise valued for the Borrower by an independent pricing source), the Asset Value of such Asset shall be deemed to be zero for purposes of this definition.

                  "ASSIGNED COLLATERAL" shall have the meaning assigned to such term in Section 7.01.

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                  "ASSIGNEE RATE" means in respect of any Advance for any
Settlement Period an interest rate per annum equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Settlement Period; PROVIDED, HOWEVER, that in case of:

                         (i) any Settlement Period on or prior to the first day
                  of which a Lender (other than CRC) or Secondary Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Secondary Lender to fund such Advance at the Assignee Rate set forth above (and such Secondary Lender shall not have subsequently notified the Agent that such circumstances no longer exist),

                         (ii) any Settlement Period of one to (and including) 27
                  days,

                         (iii) any Settlement Period as to which the Agent does
                  not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Settlement Period, that such Advances will not be funded by issuance of commercial paper, or

                         (iv) any Settlement Period for which the aggregate
                  principal amount of the outstanding Advances is less than $500,000,

the "Assignee Rate" for such Settlement Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Settlement Period.

                  "ASSIGNMENT AND ACCEPTANCE" means the Assignment and Acceptance, in substantially the form of Exhibit C hereto, entered into by a Secondary Lender, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement.

                  "AUTHORITY" means any governmental or quasi-governmental authority (including the National Association of Securities Dealers, the stock exchanges and the SEC), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

                  "BASE RATE" means the rate of interest from time to time announced publicly by Citibank at its Principal Office as its base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of Citibank.

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "BORROWER" shall have the meaning assigned to such term in the introduction to this Agreement.

                  "BORROWER OBLIGATIONS" means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party under or in connection with this Agreement, the Advance Notes or the Control Agreement, the Asset Purchase Agreement or any other Program Document, including without limitation, all amounts payable by the Borrower in respect of the Advances, with interest thereon, and the amounts payable under Sections 2.05, 2.06, 2.07, 2.08, 2.09, , 2.12, 2.13, 7.04(b), 9.03
and 9.04 of this Agreement.

                  "BORROWER'S ACCOUNT" means Account No. 34-34-012-0383804 and ABA No. 031000053 maintained with PFPC Trust Company or such other account as the Borrower shall designate in writing to the Agent.

                  "BORROWING BASE" means on the date any determination thereof is made, an amount equal to the Net Adjusted Asset Value reduced by the aggregate Adjusted Asset Value of all Eligible Collateral in which the Agent does not have a valid and perfected first priority security interest therein, free and clear of all Adverse Claims.

                  "BORROWING BASE ELIGIBLE ASSETS" means Cash, Eligible Loan Assets, Eligible Commercial Paper and Eligible Government Securities which the Borrower is permitted to purchase in accordance with the Investment Policies and Restrictions which are free and clear of all Adverse Claims; PROVIDED, that such Asset (i) does not constitute an option, Derivatives Transaction or an Asset which is the subject of a Derivatives Transaction, reverse repurchase agreement, dollar roll or securities lending transaction; (ii) is denominated and payable in Dollars and is not a Non-OECD Loan Asset, (iii) is not committed to a repurchase of shares pursuant to Rule 23c-3(b)(10) under the Investment Company Act, and (iv) does not constitute an Asset held by a sub-custodian which is not located in the United States.

                  "BORROWING BASE EXCESS AMOUNT" means as of any date any determination thereof is made, an amount equal to the sum (without duplication) of:

                         (i) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral (other than Eligible Government Securities) issued or Guaranteed by or owing from any Person (together with all Affiliates of such Person), exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (ii) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral issued or Guaranteed by or owing from Persons in a single Industry Class, exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (iii) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Foreign OECD Loan Assets exceeds twenty-five percent (25%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

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
                         (iv) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Foreign OECD Loan Assets issued or guaranteed by or owing from Persons in any single OECD Country (other than the United States, England or Canada) exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (v) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Distressed Loan Assets exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (vi) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Eligible Loan Assets which have a scheduled final maturity date later than the tenth (10th) anniversary of the Origination Date, exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (vii) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Unsecured Loan Assets exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

                         (viii) the amount by which the aggregate Adjusted Asset
                  Value of all Eligible Collateral which constitutes Eligible Loan Assets which constitute participation interests purchased or otherwise acquired from any Selling Institution (together with all Affiliates of such Selling Institution), exceeds ten percent (10%) of the aggregate Adjusted Asset Value of all Eligible Collateral; and

                         (ix) the aggregate maximum commitments of the Borrower
                  to fund future advances or extensions of credit under the Loan Documents relating to the Assigned Collateral.

                  "BORROWING BASE TEST" means as of any date of determination that the Borrowing Base shall be at least equal to Credits Outstanding.

                  "BORROWING DATE" shall have the meaning assigned to such term in Section 2.02(a).

                  "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City and the New York Stock Exchange is not authorized or required to close, and (ii) if this definition of "Business Day" is utilized in connection with a Eurodollar Rate Advance, dealings are carried out in the London interbank market.

                  "CASH" means a demand deposit of United States Dollars immediately available on the day in question in an account maintained by the Custodian.

                  "CITIBANK" means Citibank, N.A.

                  "CLASS A LOAN ASSET" means as of any date of determination, an Eligible Loan Asset which (i) is not a Distressed Loan Asset, and (ii) has an Asset Value which is at least ninety percent (90%) of its par value.

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
                  "CLASS B LOAN ASSET" means as of any date of determination, an Eligible Loan Asset which (i) is not a Distressed Loan Asset, and (ii) has an Asset Value which is less than ninety percent (90%) of its par value.

                  "CLASS C LOAN ASSET" means as of any date of determination, an Eligible Loan Asset which (i) is a Distressed Loan Asset, and (ii) has an Asset Value which is at least ninety percent (90%) of its par value.

                  "CLASS D LOAN ASSET" means as of any date of determination, an Eligible Loan Asset which (i) is a Distressed Loan Asset, and (ii) has an Asset Value which is less than ninety percent (90%) of its par value.

                  "CLOSING DATE" means the first date on which the conditions precedent specified in Section 3.01 had been fully satisfied.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTED ADVANCE" shall have the meaning assigned to such term in Section 2.02(b).

                  "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in the Control Agreement.

                  "CONTROL AGREEMENT" means the Control Agreement, dated as of the date hereof among the Borrower, the Agent and the Custodian, as the same may from time to time be amended, supplemented, waived or modified.

                  "CP RATE" for each day during a Settlement Period for any Advance funded by CRC means to the extent CRC funds such Advance (or portion thereof) on such day by issuing commercial paper notes, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CRC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those commercial paper notes issued by CRC that are allocated, in whole or in part, by the Agent (on behalf of CRC) to fund the making or maintenance of such Advance (or portion thereof) on such day as determined by the Agent (on behalf of CRC) and reported to the Borrower, which rates shall reflect and give effect to the commissions of placement agents (which currently do not exceed 0.05% per annum of the face amount of the commercial paper notes) and dealers in respect of such commercial paper notes; PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such day the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

                  "CRC" means CRC Funding, LLC, together with its successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.

                  "CRC MATURITY DATE" shall have the meaning assigned to such term in Section 2.02(b).

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                  "CREDITS OUTSTANDING" means at any date a determination
thereof is made, an amount equal to the sum of (i) the outstanding principal amount of all Advances, PLUS (ii) the Yield that would accrue on the outstanding principal amount of the Advances for the number of days equal to the sum of (x) thirty (30) days, plus, (y) the number of days from and including such date of determination through but excluding the last day of the calendar month in which such determination is being made, computed by reference to the Eurodollar Rate plus the Applicable Margin for a thirty (30) day period in effect as of the time of determination, PLUS (iii) the Aggregate Custodian's Advance Amount, PLUS (iv) $100,000.

                  "CUSTODIAL AGREEMENT" means the Custodian Services Agreement dated as of October 18, 2004, between the Borrower and the Custodian, as may from time to time be amended, supplemented, waived or modified as permitted under the Program Documents.

                  "CUSTODIAN" means PFPC Trust Company, as custodian, securities intermediary and collateral agent under the Custodial Agreement and the Control Agreement, and its permitted successors and assigns.

                  "CUSTODIAN'S OVERDRAFT ADVANCE" means any advance of cash or securities by the Custodian pursuant to the Custodial Agreement.

                  "DEBT" means with respect to any Person, at any date, without duplication, (i) all "senior securities representing indebtedness" (as defined in Section 18(g) of the Investment Company Act), (ii) all obligations of such Person for borrowed money, including without limitation, reimbursement obligations relating to letters of credit, (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) payment obligations, fixed or contingent, under investment, financial derivative or similar contracts (other than covered short sales); (viii) all liabilities and Debt of others Guaranteed by such Person; and (ix) to the extent not otherwise included, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of such Person's balance sheet.

                  "DEFAULT" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

                  "DERIVATIVES TRANSACTION" means any financial futures contract, option, forward contract, warrant, swap, swaption, collar, floor, cap and other agreement, instrument and derivative and other transactions of a similar nature (whether currency linked, index linked, insurance risk linked, credit risk linked or otherwise).

                  "DETERMINATION DATE" means (i) each Borrowing Date, (ii) the second Business Day of each calendar week, and (iii) at the request of the Agent or during the continuance of a Default or an Event of Default, each Business Day.

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                  "DISTRESSED LOAN ASSET" means a Loan Asset (i) the Obligor of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceedings, (ii) which is in default as to payment of principal or interest or otherwise under the applicable Loan Documents, (iii) in respect of which there is a default or a breach of a material provision under the related Loan Documents, or (iv) which is otherwise classified by the Advisor of the Borrower as "distressed" or "non-performing" pursuant to GAAP, or (v) in respect of which the related Obligor which is rated "Caa" or lower by Moody's or "CCC" or lower by S&P or which, if unrated, are in the reasonable judgment of the Advisor, of equivalent credit quality.

                  "DOLLARS" and "$" mean lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means Citicorp North America, Inc., Citibank, any of their respective Affiliates, any Person managed by Citibank, Citicorp North America, Inc. or any of their respective Affiliates or, subject to the Borrower's consent, as set forth in Sections 9.06(a) and 9.06(b), any other financial or other institution acceptable to the Agent.

                  "ELIGIBLE COMMERCIAL PAPER" means a promissory note issued in the United States commercial paper market, having a maturity of not more than 270 days and which is rated "A-1" or better by S&P or "P-1" by Moody's, and is held in an account maintained by the Custodian.

                  "ELIGIBLE GOVERNMENT SECURITIES" means all "Government securities" (as defined in the Investment Company Act and which for the purposes hereof shall include any securities issued or guaranteed as to principal and interest by an agency of the government of the United States) held in an account maintained by the Custodian.

                  "ELIGIBLE COLLATERAL" means at any time the Assigned Collateral which constitutes Borrowing Base Eligible Assets.

                  "ELIGIBLE LOAN ASSET" at any time means a Loan Asset:

                         (i) with respect to which the interest payable on the
                  principal amount thereof by the related Obligor is payable in cash;

                         (ii) in respect of which the Borrower's interest is not
                  a subparticipation;

                         (iii) which has a scheduled final maturity date no
                  later than the twelfth (12th) anniversary after the related Origination Date;

                         (iv) with respect to which the interest payable on the
                  principal amount thereof is calculated by reference to a Floating Rate;

                         (v) which is part of a syndicated credit facility with
                  an aggregate outstanding principal amount of all loans under such facility on the Origination Date of such Loan Asset of at least $50,000,000;

                         (vi) which relates to Loan Documents in which the
                  Borrower's interest (direct or participating) in the aggregate outstanding principal amount of all loans thereunder is no greater than 33.3%;

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                         (vii) which is part of a senior credit facility, with
                  respect to which such Loan Asset is not by its terms subordinated (pursuant to contractual provisions or otherwise) to the prior payment of any other liabilities or any equity interests of the related Obligor;

                         (viii) in which the Borrower's interest in all
                  collateral security therefor and principal and interest payments thereunder is no less than pro rata and PARI PASSU with all other lenders thereunder and participants therein;

                         (ix) in respect of which the credit rating of the
                  related Transaction Agent or its controlling Affiliate is no less than "A-" from S&P and "A3" from Moody's;

                         (x) in respect of which, if the Borrower's interest
                  therein is that of a participant, the credit rating of the related Selling Institution is no less than "A-" from S&P and "A3" from Moody's; and

                         (xi) the pledge of which under Article VII of this
                  Agreement, would not conflict with or constitute a default under or be prohibited by any anti-assignment or other provisions contained in the related Loan Documents, except for anti-assignment provisions rendered ineffective by applicable law.

                  "EQUITY SECURITIES" means common and preferred stock and securities that are convertible into common or preferred stock, including, without limitation, common stock purchase warrants and rights, equity interests in trusts, partnerships, joint ventures or similar enterprises and depositary receipts.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "EUROCURRENCY LIABILITIES" shall have the meaning assigned to such term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR ADDITIONAL YIELD" means additional Yield on the outstanding principal of each Advance during the Settlement Period in respect of such Advance in respect of which Yield is computed by reference to the Eurodollar Rate, for such Settlement Period, at a rate per annum equal at all times during such Settlement Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Settlement Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage of the Lender or a Secondary Lender, as the case may be, for such Settlement Period.

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                  "EURODOLLAR RATE" means, for any Advance for any Settlement
Period, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Settlement Period in an amount substantially equal to the outstanding principal amount of such Advance on such first day and for a period substantially equal to such Settlement Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance the Yield on which is computed with reference to the Eurodollar Rate.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Settlement Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Settlement Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Settlement Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender or any Secondary Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Settlement Period.

                  "EVENT OF DEFAULT" means any of the events, acts or occurrences set forth in Section 6.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

                  "EXISTING CONTROL AGREEMENT" means the Control and Collateral Agency Agreement dated as of September 21, 2001 among the Borrower, the Agent and the Existing Custodian, as the same may have been from time to time amended, supplemented, waived or modified.

                  "EXISTING CUSTODIAL AGREEMENT" means the Custodian Contract and the Addendum Custodian Contract, each dated as of January 14, 2000 between the Borrower and the Existing Custodian, together with the Loan Services Addendum thereto, as the same may have been from time to time amended, supplemented, waived or modified as permitted under the Program Documents.

                  "EXISTING CUSTODIAN" means State Street Bank and Trust Company and its permitted successors ands assigns.

                  "EXISTING RESCISSION OFFER" shall have the meaning assigned to the term "Rescission Offer" set forth in the Prospectus dated May 4, 2001.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means that certain letter agreement dated the date hereof between the Borrower and the Agent, as the same may from time to time be amended, supplemented, waived or modified.

                  "FLOATING RATE" means an interest rate calculated by reference to the prime rate, the London interbank offered rate, the certificate of deposit rate, the Federal Funds Rate or any other per annum rate commonly referred to in the United States banking industry as a "floating rate".

                  "FOREIGN OECD LOAN ASSET" means any Loan Asset the Obligor of which is organized under the laws of any OECD Country (other than the United States).

                  "GAAP" means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

                  "GOVERNMENTAL AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

                  "GOVERNMENTAL FILINGS" means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing with all Authorities.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "INDUSTRY CLASS" means each industry class as determined by the Manager based upon the criteria set forth on Schedule III hereto, as amended and supplemented in accordance with this Agreement.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

                  "INVESTMENT POLICIES AND RESTRICTIONS" means the provisions dealing with investment policies, distributions, investment restrictions, tender offers, repurchases, leverage and diversified status as set forth in the Borrower's Prospectus in effect on the Closing Date as modified as permitted under this Agreement.

                  "INVESTOR REPORT" means the Investor Report of the Borrower substantially in the form of Schedule I hereto.

                  "LAW" means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

                  "LENDER" means CRC, together with all Persons which acquire any interest in any Advance under the Asset Purchase Agreement.

                  "LENDER TERMINATION DATE" means the date which is the earliest to occur of (i) the date which is one (1) Business Day prior to the Secondary Lender Stated Expiration Date, and (ii) the date on which the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

                  "LETTER AGREEMENT" means the amended and restated letter agreement dated as of October 18, 2004 from the Advisor to the Agent on behalf of the Secured Parties, as the same may from time to time be amended, supplemented, waived or modified.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

                  "LIQUIDATION FEE" means, in respect of any Advance for any Settlement Period during which the principal on such Advance is repaid by the Borrower in whole or in part, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Settlement Period) which would have accrued during such Settlement Period on the reduction of the outstanding principal amount of such Advance relating to such Settlement Period had such reductions remained as outstanding principal, exceeds (ii) that income, if any, received by the Lender's investing the proceeds of such reductions of principal.

                  "LOAN ASSET" means a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit. For the avoidance of doubt, Loan Assets shall not include any Equity Security.

                  "LOAN DOCUMENTS" means with respect to any Loan Asset, each loan agreement, promissory note, participation certificate, security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

                  "MANAGEMENT AGREEMENT" means the Management Agreement dated as of July 30, 2004, between the Advisor and the Borrower, as the same may be amended, supplemented, waived or modified as permitted under the Program Documents, including any replacement investment management agreement between the Borrower and any successor Advisor permitted under this Agreement.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the ability of the Borrower or the Advisor to perform its obligations under this Agreement, any other Program Document or any Loan Document, (ii) an adverse effect on the validity or enforceability of this Agreement or any other Program Document or Loan Document, (iii) a material adverse effect on any Secured Party's right, title and interest in the Assigned Collateral or on the rights and remedies of any Secured Party under any Program Document, (iv) a material adverse effect on the business, financial position, operations, Assets or properties of the Borrower or the Advisor, (v) a material Adverse Claim on any of the Assets of the Borrower, or (vi) a Default or Event of Default.

                  "MATURITY DATE" means (i) with respect to any Advance made by the Lender, the Lender Termination Date (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01, and (ii) with respect to any Advance made by a Secondary Lender, the date which is two (2) years after the Borrowing Date of such Advance (or if such day is not a Business Day, the Business Day immediately preceding such date) or such earlier date as provided in Section 6.01.

                  "MOODY'S" means Moody's Investors Service, Inc., together with its successors.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

                  "NET ADJUSTED ELIGIBLE ASSET VALUE" means on the date any determination thereof is made, an amount equal to the aggregate Adjusted Asset Value of all Eligible Collateral LESS the Borrowing Base Excess Amount.

                  "NON-OECD LOAN ASSET" means a Loan Asset, the Obligor of which is not organized under the laws of an OECD Country.

                  "NOTICE OF BORROWING" shall have the meaning assigned to such term in Section 2.02(a).

                  "NOTICE OF EXCLUSIVE CONTROL" shall have the meaning assigned to such term in the Control Agreement.

                  "OBLIGOR" means in respect of any Loan Asset, the Person primarily obligated under the related Loan Documents to repay the loan or extension of credit which is the subject of such Loan Asset.

                  "OECD COUNTRY" means any country which is a member of the Organization for Economic Cooperation and Development which has a sovereign credit rating for "foreign currency" of at least "AA-" and "Aa3" from S&P and Moody's, respectively.

                  "ORIGINATION DATE" means in respect of any Loan Asset the initial date on which the proceeds of the loan or other extension of credit which is the subject of such Loan Asset was advanced to the Obligor under the related Loan Documents.

                  "PERCENTAGE" of any Secondary Lender means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee.

                  "PERMITTED DEBT" means (i) accrued expenses and current trade accounts payable incurred in the ordinary course of the Borrower's business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings, (ii) Debt in favor of the Custodian relating to Custodian's Overdraft Advances incurred in the ordinary course of the Borrower's business, which are not overdue, (iii) fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower's Assets arising in the ordinary course of the Borrower's business which are not overdue for a period in excess of thirty (30) days, (iv) Debt (other than Debt for borrowed money) arising in connection with transactions in the ordinary course of the Borrower's business in connection with its purchasing of securities, Derivatives Transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower's Investment Policies and Restrictions, (v) obligations of the Borrower to fund future advances under the Loan Documents which do not exceed twenty percent (20%) of the Value of the Borrower's Assets and which meet the Borrower's diversification requirements set forth under the heading "Investment Restrictions" in the Borrower's Statement of Additional Information, which are not overdue, and (vi) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which the Borrower (A) shall at the time in good faith be diligently prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, or (B) shall have obtained an unsecured performance bond in respect of such judgment or award.

                  "PERMITTED LIENS" means in respect of any Asset of the Borrower (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate actions and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrower's books, (ii) Liens incidental to the conduct of the Borrower's business securing the performance of fee and expense obligations to the Custodian and other similar agents which are providing services in respect of the Borrower's Assets arising in the ordinary course of the Borrower's business which are not overdue for a period in excess of thirty
(30) days, (iii) Liens in respect of Debt permitted under clause (iv) of the definition of Permitted Debt, and (iv) Liens for taxes, assessments and other governmental charges or levies for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest.

                  "PERMITTED SENIOR SECURITIES" means "senior securities" within the meaning of the Investment Company Act which constitute Advances under this Agreement, preferred shares, Derivatives Transactions, repurchase transactions, reverse repurchase transactions or commitments of the Borrower to fund future advances or other extensions of credit under any Loan Document, to the extent the issuance of any such senior security by the Borrower is not in contravention of the Investment Company Act or the Borrower's Investment Policies and Procedures in effect on the Closing Date.

                  "PERSON" means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "POST-DEFAULT RATE" means in respect of all amounts payable to any Secured Party under any Program Document not paid when due (whether at stated maturity, by acceleration or otherwise), including, without limitation, the principal and Yield on any Advance not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to the Alternative Base Rate as in effect from time to time plus two percent (2.00%).

                  "PRINCIPAL OFFICE" means the principal office of Citibank located at 399 Park Avenue, New York, New York or at such other location as the Agent shall designate in writing to the Borrower.

                  "PRIVATE AUTHORIZATIONS" means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) including, without limitation, those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

                  "PROCEEDS" shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

                  "PRODUCT INFORMATION" shall have the meaning assigned to such term in Section 9.09(a).

                  "PROGRAM DOCUMENTS" means this Agreement, the Advance Notes, the Letter Agreement, the Asset Purchase Agreement, the Control Agreement, the Management Agreement, the Custodial Agreement, the Loan Documents, the Fee Letter and the other agreements, documents and instruments entered into or delivered in connection herewith or therewith.

                  "PROGRAM TERMINATION DATE" means the later to occur of (i) the Secondary Lender Termination Date, and (ii) the date that all Borrower Obligations have been finally paid in full; PROVIDED, HOWEVER, that if any payment in respect of any Borrower Obligation made to any Secured Party must be rescinded or returned for any reason whatsoever (including the insolvency or bankruptcy of the Borrower) such Borrower Obligation shall be deemed to be reinstated as though such payment had not been made and the Program Termination Date shall be deemed to have not occurred.

                  "PROSPECTUS" means with respect to the Borrower, the prospectus filed with the SEC as a part of the Borrower's registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement.

                  "QUARTERLY SHARE REPURCHASE" means a quarterly repurchase of shares of the Borrower, permitted pursuant to Rule 23c-3 of the Investment Company Act.

                  "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RESPONSIBLE OFFICER" means with respect to any Person, such Person's president or any one of its vice presidents, its treasurer or any one of its assistant treasurers.

                  "RESTATEMENT EFFECTIVE DATE" means the first date on which the conditions precedent specified in Section 3.03 had been fully satisfied.

                  "RESTRICTED PAYMENTS" means (a) the declaration of any distribution or dividends (other than distributions payable solely in shares of beneficial interest in the Borrower) on, or the payment on account of, or the setting apart of assets for the purchase, redemption, retirement or other acquisition of any shares of beneficial interests in the Borrower, including without limitation all common and preferred shares, whether now or hereafter outstanding, either directly or indirectly, whether in cash, property or in obligations of the Borrower, other than Quarterly Share Repurchases, and (b) the payment of fees and expenses to the Advisor or any Affiliate of the Advisor as compensation for the provision of managerial, administrative services or otherwise.

                  "S&P" means Standard & Poor's Ratings Group, together with its successors.

                  "SEC" means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

                  "SECONDARY LENDER COMMITMENT" means (a) with respect to Citibank, an amount equal to the Total Commitment, as such amount shall be reduced by any Assignment and Acceptance entered into between Citibank and an Eligible Assignee, or (b) with respect to a Secondary Lender that has entered into an Assignment and Acceptance, the amount set forth therein as such Secondary Lender's "Secondary Lender Commitment", in each case as such amount may be reduced by an Assignment and Acceptance entered into between such Secondary Lender and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Secondary Lender's Secondary Lender Commitment.

                  "SECONDARY LENDERS" means Citibank and each Eligible Assignee that becomes a party to this Agreement pursuant to Section 9.06.

                  "SECONDARY LENDER STATED EXPIRATION DATE" means October 14, 2005, UNLESS, prior to such date (or the date so extended pursuant to this clause), upon the Borrower's request, made not more than sixty (60) days nor less than thirty (30) days prior to the then current Secondary Lender Stated Expiration Date, one or more Secondary Lenders having 100% of the Total Commitment shall in their sole discretion consent, which consent shall be given not less than twenty (20) days prior to the then current Secondary Lender Stated Expiration Date (the date any such consent is given, the "Extension Date"), to the extension of the Secondary Lender Stated Expiration Date to the date occurring 364 days after such Extension Date; PROVIDED, HOWEVER, that any failure of any Secondary Lender to respond to the Borrower's request for such extension shall be deemed a denial of such request by such Secondary Lender.

                  "SECONDARY LENDER TERMINATION DATE" means the earlier of (i) the Secondary Lender Stated Expiration Date, and (ii) the date the Total Commitment shall terminate pursuant to Section 2.10 or Section 6.01.

                  "SECURED PARTIES" means the Agent, the Lender, the Secondary Lenders and their respective successors and assigns.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

                  "SELLING INSTITUTION" means in respect of any Loan Asset which constitutes a participation interest, the Person which has granted or sold to the Borrower a participation interest in the loan or other extension of credit which is the subject of such Loan Asset.

                  "SETTLEMENT DATE" means the date which is two (2) Business Days after the end of each Settlement Period.

                  "SETTLEMENT PERIOD" means in respect of any Advance:

                  (a) in the case of any Settlement Period in respect of which Yield is computed by reference to the CP Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that in the case of any Settlement Period for any Advance which commences before the Maturity Date for such Advance and would otherwise end on a date occurring after such Maturity Date, such Settlement Period shall end on such Maturity Date and the duration of each Settlement Period which commences on or after the Maturity Date for such Advance may be any period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent;

                  (b) in the case of any Settlement Period in respect of which Yield is computed by reference to the Assignee Rate, the period beginning on the date such Advance was made and ending on the last day of the calendar month in which such Advance was made and thereafter each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement; PROVIDED, HOWEVER, that any Settlement Period which is other than the monthly Settlement Period shall be of such duration as shall be selected by the Agent; and

                  (c) in the case of any Settlement Period in respect of which Yield is computed by reference to the Alternate Base Rate, such Settlement Period shall be of such duration as shall be selected by the Agent.

                  "TAXES" shall have the meaning assigned to such term in
Section 9.03(a).

                  "TOTAL COMMITMENT" means $300,000,000 as such amount may be reduced pursuant to Section 2.10. References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment then in effect, minus the outstanding principal amount of the Advances.

                  "TRANSACTION AGENT" means a commercial bank, insurance company, finance company or other financial institution that is acting as agent or trustee under the Loan Documents relating to any Loan Asset.

                  "UCC" means the Uniform Commercial Code, as from time to time in effect in the applicable jurisdictions.

                  "UNSECURED LOAN ASSETS" means Loan Assets which are not fully secured under the related Loan Documents by a first priority perfected Lien on assets or properties of the related Obligor with value as reasonably determined by the Advisor at the time of the Borrower's purchase of such Loan Asset in reliance upon appraisals, financial statements or market valuation techniques, in an amount no less than the outstanding debt of such Obligor under the related Loan Documents.

                  "VALUE" shall have the meaning assigned to such term in
Section 2(a)(41) of the Investment Company Act.

                  "WEEKLY PORTFOLIO REPORT" shall have the meaning assigned to such term in Section 5.01(d)(ix).

                  "YIELD" means for each Advance for each Settlement Period:

            (i) for each day during such Settlement Period to the extent such Advance will be funded on such day by CRC through the issuance of commercial paper notes,

                           CP X P + LF
                           ------
                            360

            (ii) for each day during such Settlement Period to the extent such Advance will be funded on such day by the Secondary Lenders or the Lender, other than CRC,

                           AR X P + LF
                           ------
                            360

where:

                  AR     =   the Assignee Rate for such Advance for such
                             Settlement Period

                  P      =   the outstanding principal amount of such Advance on
                             such day

                  CP     =   the CP Rate for such Advance on such day

                  LF     =   the Liquidation Fee, if any, for such Advance for
                             such Settlement Period;

PROVIDED, FURTHER, that Yield for any Advance shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  SECTION 1.02. RULES OF CONSTRUCTION.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

                  The words "herein," "hereof" and "hereunder" and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular appendix, article, schedule, section, paragraph, clause, exhibit or other subdivision.

                  The headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof.

                  References in this Agreement to "including" shall mean, including, without limiting, the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  Each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement.

                  SECTION 1.03. COMPUTATION OF TIME PERIODS.

                  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

                                   ARTICLE II
                            ADVANCES TO THE BORROWER

                  SECTION 2.01.     ADVANCE FACILITY.

                  On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01, 3.02 and 3.03, CRC may, in its sole discretion, make Advances to the Borrower on any Borrowing Date from the date hereof to the Lender Termination Date. On the terms and conditions hereinafter set forth, including without limitation, Sections 3.01, 3.02 and 3.03, and during the period from the date hereof to the Secondary Lender Termination Date, the Secondary Lenders shall make Advances to the Borrower, ratably in accordance with their respective Secondary Lender Commitments, to the extent CRC has determined not to make such Advance or if the Lender Termination Date has occurred. Under no circumstances shall CRC or any Secondary Lender be obligated to make any such Advance, to the extent that after giving effect to the making of such Advance the aggregate principal amount of all outstanding Advances would exceed the Total Commitment.

                  SECTION 2.02.     MAKING OF ADVANCES.

                  (a) The Borrower shall give the Agent written notice (which notice shall be irrevocable and effective only upon receipt by the Agent) of each request for an Advance (each such request a "Notice of Borrowing") not later than 12:00 noon (New York City time) on the day which is two (2) Business Days prior to the proposed borrowing date, which notice shall specify (i) the proposed borrowing date therefor (each such date, a "Borrowing Date"), and (ii) the principal amount of the proposed Advance. Any such Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date such request is being made, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess thereof. During the period prior to the Lender Termination Date, CRC shall promptly notify the Agent whether it has determined to make a proposed Advance and the Agent shall promptly thereafter notify the Borrower whether CRC has determined to make such Advance. If CRC has determined not to make a proposed Advance, the Agent shall promptly send notice of the proposed Advance to all of the Secondary Lenders concurrently specifying the Borrowing Date for such Advance, each Secondary Lender's Percentage multiplied by the principal amount of such Advance and whether the Yield for such Advance is calculated based on the Eurodollar Rate or the Alternate Base Rate. On any Borrowing Date the Lender or the Secondary Lenders shall, subject to the terms and conditions of this Agreement, make available to the Borrower at the Borrower's Account the principal amount of the requested Advance in immediately available funds. To the extent not covered by
Section 2.08, the Borrower shall indemnify CRC, each Secondary Lender and the Agent against any loss (other than lost profits) or reasonable expense incurred by them as a result of any failure by the Borrower to accept any Advance requested in a Notice of Borrowing or as a result of the failure of the Borrower to receive any Advance requested in a Notice of Borrowing as a result of the failure of any condition precedent to the making of such Advance to be satisfied, including, without limitation, any such loss or expense incurred by reason of the liquidation or reemployment of funds acquired or requested to fund such Advance.

                  (b) The parties hereto agree that on the Maturity Date of the Advances made by CRC (the "CRC Maturity Date"), so long as no Default or Event of Default shall have occurred and be continuing on such date and subject to the other terms and conditions of this Agreement (other than the obligation to deliver a Notice of Borrowing), the Secondary Lenders shall make an Advance (the "Committed Advance") on such date in a principal amount equal to the outstanding principal amount of the Advances funded by CRC, unless on or prior to the second
(2nd) Business Day preceding the CRC Maturity Date, the Borrower has delivered a written notice to the Agent stating that it has elected not to receive such Committed Advance. Notwithstanding anything in this Agreement to the contrary, the principal amount of such Committed Advance shall be made ratably by the Secondary Lenders to the Agent's Account and shall constitute a payment in full by the Borrower in respect of the outstanding principal amount of the Advances maturing on the CRC Maturity Date and shall be applied by the Agent on the CRC Maturity Date to the outstanding principal amount of the Advances made by CRC.

                  SECTION 2.03. ADVANCE NOTES.

                  (a) All Advances made by CRC and each Secondary Lender to the Borrower shall be evidenced by separate Advance Notes, with appropriate insertions, which shall (i) be payable to the order of CRC and each Secondary Lender and provide for the payment of the unpaid principal amount of the Advances evidenced thereby on the Maturity Date for such Advances, and (ii) require that the Borrower pay Yield on the outstanding principal amount as provided in Section 2.06 hereof. The date and principal amount of each Advance and of each repayment of principal thereon shall be recorded by CRC or the Secondary Lenders, as the case may be, or their designee on Schedule I attached to CRC's or such Secondary Lender's Advance Note and the aggregate unpaid principal amount shown on such schedules shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Advance Note to repay the principal amount of the Advances together with all Yield thereon.

                  (b) The Borrower agrees that upon any Eligible Assignee becoming a Secondary Lender hereunder in accordance with Section 9.06, it shall, promptly upon the request of the Agent, execute and deliver an Advance Note payable to the order of such Secondary Lender and otherwise appropriately completed.

                  SECTION 2.04. MATURITY OF THE ADVANCES.

                  It is understood and agreed that the principal amount of and the unpaid Yield on each outstanding Advance shall be due and payable on the Maturity Date for such Advance.

                  SECTION 2.05. PREPAYMENT OF THE ADVANCES.

                  (a) It is understood and agreed that the Borrower shall have the right at any time and from time to time, upon not less than one (1) Business Day's prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) to the Agent specifying the date and amount of such prepayment, to prepay all or a portion of the outstanding Advances, together with unpaid Yield thereon, on a Business Day; PROVIDED, that any such prepayment, if a partial prepayment, shall be an integral multiple of $1,000,000 with a minimum amount of $1,000,000.

                  (b) If on any Determination Date, the Borrower is not in full compliance with the Borrowing Base Test, the Borrower shall on such Determination Date notify the Agent of such failure to comply, (A) prepay Advances (and pay Yield thereon), and/or (B) pledge to the Agent additional Borrowing Base Eligible Assets in an amount necessary to cause the Borrower to be in full compliance with the Borrowing Base Test on such Determination Date; PROVIDED, HOWEVER, that to the extent the Borrower does not have sufficient available funds and/or additional Borrowing Base Eligible Assets to pledge to the Agent in order to fully cure such compliance shortfall on such Determination Date, then the Borrower shall (i) on such Determination Date prepay outstanding Advances in the amount of its available funds and pledge all Borrowing Base Eligible Assets to the Agent; (ii) no later than the close of business on the fifth (5th) Business Day following such Determination Date either (A) acquire and pledge to the Agent under this Agreement and the Control Agreement additional Borrowing Base Eligible Assets having an Adjusted Asset Value at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05, and (y) Credits Outstanding, as determined on the first (1st) Business Day after such Determination Date, or (B) prepay Advances in a principal amount (and pay the Yield thereon) at least sufficient to cause the Borrowing Base to be at least equal to the product of (x) 1.05 and (y) Credits Outstanding, as determined on the first (1st) Business Day after such Determination Date; and (iii) no later than the close of business on the second
(2nd) Business Day following such Determination Date, deliver to the Agent a certificate, signed by a Responsible Officer of the Borrower, that (1) certifies the amount of the compliance shortfall, (2) specifies whether the Borrower shall either (x) prepay the Advances in accordance with clause (B) above, or (y) acquire additional Borrowing Base Eligible Assets in accordance with clause (A) above and specifies the identity and Adjusted Asset Value of the Borrowing Base Eligible Assets for which the Borrower has entered into corrective trades in order to satisfy the requirements of clause (A) of this Section 2.05(b), and (3) certifies that the requirements of this Section 2.05(b) shall be satisfied on or prior to the fifth (5th) Business Day following such Determination Date.

                  (c) The amount of each prepayment under this Section 2.05 shall be applied to the Advances in the order in which such Advances were made.

                  SECTION 2.06. YIELD.

                  The Borrower hereby agrees to pay the Yield computed with reference to the principal amount of each Advance outstanding from time to time. Yield accruing in respect of any Advance for any Settlement Period shall be due and payable on the Settlement Date immediately succeeding such Settlement Period and as required by Section 2.05. It is the intention of the parties hereto that the Yield on the Advances shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any Advance Note to the contrary notwithstanding, in the event any Yield is charged to, collected from or received from or on behalf of the Borrower by the Lender or the Secondary Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts owing by the Borrower to the Lender, the Secondary Lenders and the Agent under the Program Documents (other than in respect of principal and Yield on Advances) and then to the reduction of the outstanding principal balance of the Advances.

                  SECTION 2.07. INCREASED COSTS.

                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any Applicable Law or (ii) the compliance with any guideline or request from any central bank or other Authority (whether or not having the force of law, but, if not having the force of law, which is generally applicable to and complied with by banks or financial institutions of the same general type as such Affected Person), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to the Borrower, then the Borrower shall from time to time, upon demand by the Lender or such Affected Person pay to the Agent for the account of such Affected Person additional amounts (without duplication of any other amounts payable hereunder) sufficient to compensate such Affected Person for such increased cost. In determining such amount, such Affected Person may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Person in determining amounts of this type with respect to other borrowers. A certificate setting forth in reasonable detail supporting calculations demonstrating the basis of such increased cost, submitted to the Borrower by an Affected Person, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If (i) the introduction of, change in or in the interpretation of any Applicable Law, or (ii) the compliance with any guideline or request from any Authority (whether or not having the force of law, but, if not having the force of law, which is generally applicable to and complied with by banks or financial institutions of the same general type of such Affected Person) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Program Documents or upon such Affected Person's making, funding or maintaining Advances, then, upon demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in light of the circumstances to the extent that such Affected Person reasonably determines such increase in capital requirements is allocable to its obligations hereunder using reasonable averaging and attribution methods. A certificate setting forth in reasonable detail such detailing supporting calculations demonstrating the basis of amounts submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Each Affected Person will use reasonable efforts to promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Affected Person to compensation pursuant to this Section 2.07; PROVIDED, that the failure of such Affected Person to provide such notice will not affect any Borrower Obligation under this
Section 2.07.

                  SECTION 2.08. COMPENSATION.

                  The Borrower shall compensate each Affected Person, upon its written request (which request shall set forth in reasonable detail the supporting calculations demonstrating the basis for such amounts the basis for requesting such amounts), for all reasonable losses (excluding lost profits), expenses and liabilities (including, without limitation, any interest paid by such Affected Person to lenders of funds borrowed by it to make or carry its Eurodollar Rate Advances and any loss (excluding lost profits)sustained by such Affected Person in connection with the re-employment of such funds), which such Affected Person may sustain (other than losses and expenses for which the Borrower has compensated the Lender or the Secondary Lenders through the payment of a Liquidation Fee): (i) if for any reason (other than a default by such Affected Person) a borrowing of any Eurodollar Rate Advance by the Borrower does not occur on a date specified therefor in the Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of the Borrower's Eurodollar Rate Advances occurs on a date which is not the last day of a Settlement Period applicable thereto, (iii) if any prepayment of any of the Borrower's Eurodollar Rate Advances is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Advances when required by the terms of this Agreement.

                  SECTION 2.09. ADDITIONAL YIELD ON EURODOLLAR RATE ADVANCES.

                  So long as any Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, the Borrower shall pay (without duplication of any other amounts payable hereunder) to such Affected Person Eurodollar Additional Yield on the principal amount of each outstanding Advance on each date on which Yield is payable on such Advance. Such Eurodollar Additional Yield shall be determined by such Affected Person and notified to the Borrower through the Agent within thirty (30) days after any payment is made with respect to which such additional Yield is requested. A certificate as to such Eurodollar Additional Yield submitted to the Borrower and the Agent shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.10. TERMINATION OR REDUCTION OF THE TOTAL
COMMITMENT.

                  The Borrower may at any time, upon thirty (30) days' prior written notice to the Agent terminate in whole or reduce in part the unused portion of the Total Commitment; PROVIDED, that each such partial reduction of the Total Commitment shall be in an amount equal to at least $5,000,000 or an integral multiple thereof.

                  SECTION 2.11. RESCISSION OR RETURN OF PAYMENT.

                  The Borrower further agrees that, if at any time all or any part of any payment theretofore made by it to any Secured Party or their designees is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is rescinded and returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

                  SECTION 2.12. FEES PAYABLE BY BORROWER.

                  The Borrower agrees to pay the Agent such fees as are set forth in the Fee Letter.

                  SECTION 2.13. POST DEFAULT INTEREST.

                  The Borrower hereby promises to pay interest on the unpaid principal amount of each Advance and any other amount payable by the Borrower hereunder, in each case, which shall not be paid in full when due, for the period commencing on the due date thereof until but not including the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on the Agent's demand.

                  SECTION 2.14. PAYMENTS.

                  (a) All amounts owing and payable by the Borrower under this Agreement, including, without limitation, the principal amount of outstanding Advances, Yield, fees, expenses and indemnitees, shall be paid in Dollars, in immediately available funds on or prior to 1:00 p.m. (New York City time) on the date due without counterclaim, setoff, deduction, defense, abatement, suspension or deferment to the Agent's Account. Any payment paid after 1:00 p.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for all purposes of this Agreement.

                  (b) All computations of interest at the Post-Default Rate and all computations of Yield, fees and other amounts payable by the Borrower hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                  (c) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute such funds, FIRST to the Lender and the Secondary Lenders in payment in full of all accrued and unpaid Yield owing to the Lender and Secondary Lenders, SECOND to the Lender, the Secondary Lenders or the Agent in payment of any other fees or other amounts owed by the Borrower to the Lender, the Secondary Lenders and the Agent under this Agreement and the other Program Documents (other than in respect of the principal amount of the Advances), and THIRD to the payment of the principal amount of the Advances.

                  (d) The Agent shall, on or prior to 3:00 p.m. (New York City time) on the Business Day immediately preceding each Settlement Date, notify the Borrower of the Yield, Fees and other amounts due and payable on such Settlement Date.

                  SECTION 2.15. RATABLE PAYMENTS.

                  If any Secondary Lender or Lender (other than CRC), whether by set-off, bankers' lien, counterclaim or otherwise, has any payment made to it with respect to any Borrower Obligations owing to it in a greater proportion than that received by any other Lender or Secondary Lender entitled to receive a ratable share of such payments, such Lender or Secondary Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the unpaid Borrower Obligations held by the other Lenders and Secondary Lenders so that after such purchase each Lender and Secondary Lender will hold its ratable proportion of such unpaid Borrower Obligations; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Secondary Lender or Lender, as the case may be, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  SECTION 2.16. BORROWER'S OBLIGATIONS ABSOLUTE.

                  The Borrower's obligations under this Agreement and under the other Program Documents shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, the Advisor or any other Person may have or have had against the Agent, the Lender, any Secondary Lender or any other Person.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

                  SECTION 3.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE EXISTING AGREEMENT.

                  The Borrower hereby confirms that concurrently with the effectiveness of the Existing Credit Agreement on the Closing Date, the Agent received on or before the initial borrowing date after the Closing Date under the Existing Credit Agreement the following:

                  (a) each of the Program Documents (as defined in the Existing Credit Agreement in effect of the Closing Date) duly executed and delivered by the parties thereto, each of which was in full force and effect as of the Closing Date;

                  (b) the Prospectus, as in effect on the Closing Date;

                  (c) the signed opinions of counsel to the Borrower and the Advisor addressed to each Secured Party as to such matters as the Agent shall have reasonably requested;

                  (d) an Advance Note duly executed and completed by the Borrower to CRC and each Secondary Lender;

                  (e) all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, required in connection with the transactions contemplated by the Program Documents (as defined in the Existing Credit Agreement) as of the Closing Date;

                  (f) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Advisor certifying (i) as to its declaration of trust, articles, by-laws or other organizational documents, as applicable, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving the Existing Credit Agreement and the other Program Documents to which it was a party as of the Closing Date and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Program Documents (as defined in the Existing Credit Agreement) were true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents (as defined in the Existing Credit Agreement);

                  (g) proper financing statements naming the Borrower as debtor and the Agent as secured party, under the UCC in all jurisdictions that the Agent deemed necessary or desirable in order to perfect the Agent's first priority perfected interest in the Assigned Collateral under the Existing Credit Agreement;

                  (h) proper termination financing statements, if any, necessary to release all security interests and other rights of any Person in the Borrowing Base Eligible Assets of the Borrower previously granted by the Borrower;

                  (i) completed requests for information, dated on or before the Closing Date and all other effective financing statements filed in the jurisdictions referred to in subsection (h) above that named the Borrower (under "Liberty Floating Rate Advantage Fund" or "Liberty-Stein Roe Advisor Floating Rate Fund") as debtor, together with copies of such other financing statements (none of which shall cover any Assets);

                  (j) a pro-forma Investor Report, which shall evidence compliance with the Borrowing Base Test, the Asset Coverage Test and the other terms of the Program Documents (as such terms were defined in the Existing Credit Agreement) after giving effect to the initial borrowing of Advances under the Existing Credit Agreement;

                  (k) the fees to be received by it on or prior to the Closing Date under the Fee Letter (as such term was defined in the Existing Credit Agreement on the Closing Date); and

                  (l) from the Borrower and the Advisor such other instruments, certificates and documents as the Agent shall have reasonably requested, all in form and substance reasonably satisfactory to the Agent.

                  SECTION 3.02. CONDITIONS PRECEDENT TO ALL ADVANCES.

                  The obligation of the Lender and the Secondary Lenders to make any Advance (including the initial Advance) on any Borrowing Date shall be subject to the fulfillment of the following conditions:

                  (a) each of the representations and warranties of the Borrower, the Custodian and the Advisor contained in this Agreement, the Control Agreement, the Letter Agreement and the other Program Documents shall be true and correct in all material respects;

                  (b) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance;

                  (c) the conditions precedent set forth in Sections 3.01 and
3.03 shall have been fully satisfied;

                  (d) immediately after giving effect to such Advance the Borrower shall be in full compliance with each of the Borrowing Base Test and the Asset Coverage Test;

                  (e) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances shall not exceed the Total Commitment;

                  (f) the Agent shall have received such other instruments, certificates and documents as the Agent shall reasonably request; and

                  (g) the Agent shall have received a pro-forma Investor Report, which shall evidence compliance with the terms of this Agreement after giving effect to all borrowings on such Borrowing Date.

                  SECTION 3.03. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT.

                  The effectiveness of the amendment and restatement of the Existing Credit Agreement as set forth in this Agreement shall be subject to the conditions precedent that each Program Document be in full force and effect and that the Agent shall have received the following, each (unless otherwise indicated) in form and substance reasonably satisfactory to the Agent and the Secondary Lenders parties hereto in sufficient copies for the Lenders and the Secondary Lenders:

                         (i) duly executed copies of this Agreement from each of
                  the Borrower, the Lenders, the Secondary Lenders and the Agent;

                         (ii) duly executed copies of the Control Agreement from
                  each of the Borrower, the Agent and the Custodian;

                         (iii) duly executed copies of the Letter Agreement from
                  the Advisor and the Agent;

                         (iv) duly executed copies of the Fee Letter from the
                  Borrower and the Agent;

                         (v) duly executed copies of the Custodial Agreement
                  from the Borrower and the Custodian;

                         (vi) the signed opinions of counsel to the Borrower and
                  the Advisor addressed to each Secured Party as to such matters as the Agent shall have reasonably requested;

                         (vii) a certificate of the Secretary or Assistant
                  Secretary of the Borrower certifying that the Prospectus, as delivered pursuant to Section 3.01 above and the Investment Policies and Restrictions have not been modified since the Closing Date;

                         (viii) a certificate of the Secretary or Assistant
                  Secretary of each of the Borrower and the Advisor certifying
                  (i) as to its declaration of trust, articles, by-laws or other organizational documents, as applicable, (ii) as to the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement and the other Program Documents and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Program Documents are true and correct, and (iv) the incumbency and specimen signature of each of its officers authorized to execute the Program Documents;

                         (ix) all Governmental Authorizations, Private
                  Authorizations and Governmental Filings, if any, which may be required in connection with the transactions contemplated by the Program Documents;

                         (x) proper amendments to financing statements filed
                  naming the Borrower as debtor and the Agent as secured party, under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's first priority perfected interest in the Assigned Collateral;

                         (xi) the results of a recent search by a Person
                  reasonably satisfactory to the Agent of all UCC lien filings with respect to the Borrower, and such results shall be satisfactory to the Agent;

                         (xii) from the Borrower and the Advisor such other
                  instruments, certificates and documents as the Agent shall have reasonably requested, all in form and substance reasonably satisfactory to the Agent; and

                         (xiii) evidence reasonably satisfactory to the Agent
                  that (i) the Custodian shall have established the Collateral Account (as defined in the Control Agreement) and the Existing Custodian shall have transferred all of the Assigned Collateral and cash on deposit or to the Collateral Account (as defined in the Existing Control Agreement) to the Custodian for deposit in the Collateral Account maintained under the Control Agreement, and (ii) the Existing Control Agreement and the Existing Custodial Agreement shall have each been terminated.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

                  The Borrower represents and warrants on and as of the Restatement Effective Date, each Borrowing Date, each date that any Asset is included or removed as Assigned Collateral and each Settlement Date (and in respect of clause (g) below each date such information is provided), as follows:

                  (a) DUE ORGANIZATION. The Borrower is a business trust, duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business in each jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except where the failure to be so qualified could not reasonably be expected to give rise to a Material Adverse Effect.

                  (b) POWER AND AUTHORITY. The Borrower has all necessary power and authority to execute, deliver and enter into each Program Document to which it is a party, to enter into the transactions contemplated by each Program Document to which it is a party and to perform all of its obligations thereunder.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance by the Borrower of each Program Document to which it is a party (i) have been duly authorized by all necessary corporate action, and (ii) do not require that any Governmental Authorization, Private Authorization or Governmental Filing be made or obtained.

                  (d) NONCONTRAVENTION. Neither the execution and delivery by the Borrower of this Agreement, the Control Agreement, the Fee Letter or the Advance Notes, or any instrument or agreement executed or delivered by the Borrower in connection therewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by it, will (i) conflict with, or result in a breach or violation of, or constitute a default under its declaration of trust or other organizational documents, (ii) conflict with or contravene any (A) Applicable Law, except where such conflict or contravention of Applicable Law could not be reasonably expected to give rise to a Material Adverse Effect, or
(B) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its Assets, (iii) conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), including any Loan Document, except for any anti-assignment provisions contained in any Loan Document rendered ineffective by applicable law, or (iv) result in any Adverse Claim upon any Asset of the Borrower.

                  (e) VALID AND BINDING AGREEMENT. Each Program Document to which the Borrower is a party has been duly executed by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles.

                  (f) PENDING LITIGATION OR OTHER PROCEEDING. There is no pending action, proceeding or, to the best of the Borrower's knowledge, investigation before any Authority, against or affecting the Borrower or any of its Assets which if determined adversely to the Borrower, in the aggregate could reasonably be expected to give rise to a Material Adverse Effect.

                  (g) INFORMATION AND REPORTS. The Prospectus, each Investor Report, each Weekly Portfolio Report, each Notice of Borrowing and all other written information, reports, certificates and statements provided by or on behalf of the Borrower or the Advisor to any Secured Party for purposes of or in connection with this Agreement, the other Program Documents or the transactions contemplated hereby or thereby is, and all such information hereafter provided by or on behalf of the Borrower to any Secured Party are true, correct and complete in all material respects on the date such information is stated or certified and no such information contains, or will contain, any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect under the circumstances in which they were made.

                  (h) INVESTMENT COMPANY ACT. The Borrower has been and is registered under the Investment Company Act, as a closed-end investment management company, and has been (except for the Existing Recission Offer and except for any shares of the Borrower issued or sold prior to November 20, 2003 that were not registered under Section 5 of the Securities Act) and is in compliance in all material respects with all Applicable Laws, including without limitation the Securities Act and the Investment Company Act and the rules and regulations promulgated thereunder. The Borrower is in compliance in all material respects with the Investment Policies and Restrictions.

                  (i) BORROWING BASE ELIGIBLE ASSETS, ADVERSE CLAIMS, ETC. Each Asset of the Borrower which constitutes Assigned Collateral is, and at all times shall constitute, a Borrowing Base Eligible Asset, and the Borrower owns each Asset which constitutes Assigned Collateral free and clear of Adverse Claims. The Borrower owns all Assets which do not constitute Assigned Collateral free and clear of Adverse Claims (other than Permitted Liens). This Agreement and the Control Agreement and the actions required to be taken pursuant to the terms hereof and thereof are effective to create and perfect in the Agent, for the benefit of the Secured Parties, a perfected security interest in the Assigned Collateral free and clear of all Adverse Claims. As of the initial Borrowing Date and at all times thereafter, the Agent on behalf of the Secured Parties has a first priority perfected security interest in the Assigned Collateral free and clear of all Adverse Claims and, no actions, except as have been taken, are necessary to perfect or protect such security interest free and clear of Adverse Claims.

                  (j) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  (k) TAXES. The Borrower has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and which could otherwise not give rise to a reasonable possibility of a Material Adverse Effect; and the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

                  (l) FINANCIAL CONDITION. The statement of assets and liabilities of the Borrower as of August 31, 2003, certified by PricewaterhouseCoopers LLP independent auditors, fairly presents in conformity with GAAP the financial position of the Borrower at such date and since such date there has been no material adverse change in the business, financial condition or results of operations of the Borrower.

                  (m) PRINCIPAL OFFICE. The principal place of business and chief executive office of the Borrower is located at the address referred to in
Section 5.01(c). The Borrower has not transacted any business under any name other than "Liberty-Stein Roe Advisor Floating Rate Advantage Fund", "Liberty Floating Rate Advantage Fund", "Columbia Floating Rate Advantage Fund" and "Highland Floating Rate Advantage Fund".

                  (n) LOAN ASSETS. No restriction in any Loan Document for any Loan Assets which constitutes Assigned Collateral could materially adversely affect the Borrower's performance of its obligations hereunder or under any other Program Document.

                  (o) INTERNAL REVENUE CODE. The Borrower qualifies as a "regulated investment company" within the meaning of the Code.

                  (p) ERISA. The Borrower is not a member of an ERISA Group and has no Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

                  (q) BORROWING BASE TEST, ETC. On each Borrowing Date and immediately after the making of each Advance it is in full compliance with the Borrowing Base Test and the Asset Coverage Test and the other conditions specified in Article III.

                  (r) REGULATIONS T, U AND X. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

                                    ARTICLE V
                                    COVENANTS

                  SECTION 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER.

                  From the date hereof until the Program Termination Date, the Borrower will, unless the Agent shall otherwise consent in writing:

                  (a) COMPLIANCE WITH AGREEMENTS. Comply in all material respects with the terms and conditions of each Program Document to which it is a party.

                  (b) COMPLIANCE WITH LAWS; TAXES. Comply in all material respects with all Applicable Laws with respect to it, its business and properties and cause to be paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon any of its income or Assets, prior to the day on which penalties are attached thereto, unless and to the extent that the same (x) shall be contested in good faith by appropriate actions and with respect to which adequate reserves have been established on the books of the Borrower in accordance with GAAP, and (y) could not otherwise reasonably be expected to give rise to a Material Adverse Effect.

                  (c) CONTINUED EXISTENCE. Maintain its existence and shall at all times continue to be a Massachusetts business trust having its principal place of business and chief executive office at the address set forth in Section
9.02 or, upon thirty (30) days' prior written notice to the Agent, at any other locations in jurisdictions where all actions to protect and perfect the Agent's first priority perfected security interest in the Assigned Collateral have been taken (including the filing of UCC-3 financing statements). Remain duly qualified to do business in each jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except where the failure to be so qualified does not give rise to a reasonable possibility of a Material Adverse Effect.

                  (d) FINANCIAL STATEMENT; ACCOUNTANTS' REPORTS, OTHER INFORMATION. Keep or cause to be kept in reasonable detail and in accordance with the requirements of the SEC proper books and records of account of the Borrower's Assets and business, including, but not limited to, books and records relating to its purchase of Assets. The Borrower shall furnish to the Agent (with enough additional copies for the Lender and each Secondary Lender):

                         (i) as soon as available, and in any event within
                  ninety (90) days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, and statements of operations and of changes in net assets of the Borrower for such fiscal year, and the portfolio of investments as of the end of such fiscal year, with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with the comparable report for the prior fiscal year;

                         (ii) as soon as available and in any event within
                  seventy-five (75) days after the end of each first semi-annual fiscal period of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such period, a statement of operations and of changes in net assets of the Borrower for such period, and the portfolio of investments as of the end of such period, all certified (subject to normal year-end adjustment) as to fairness of presentation in all material respects by the treasurer, chief financial officer or controller of the Borrower;

                         (iii) as soon as possible, and in any event within one
                  (1) Business Day of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                         (iv) as soon as possible, and in any event within two
                  (2) Business Days, after the Borrower has knowledge of any failure by the Custodian to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement or the Control Agreement which failure gives rise to a reasonable possibility of a Material Adverse Effect, written notice thereof executed by a Responsible Officer of the Borrower;

                         (v) promptly upon the mailing thereof to the
                  shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                         (vi) promptly upon the filing thereof, copies of all
                  registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual and semi-annual reports which the Borrower shall have filed with the SEC;

                         (vii) on or before the first Business Day of each week,
                  weekly portfolio reports and weekly covenant compliance certificates in substantially the form of Schedule II attached hereto (each a "Weekly Portfolio Report") with respect to the immediately preceding calendar week, signed by an authorized officer of the Borrower;

                         (viii) on or before the tenth (10th) Business Day of
                  each calendar month or more frequently as the Agent shall request (which may be daily), an Investor Report substantially in the form of Schedule I hereto, together with a certificate of a Responsible Officer of the Borrower in substantially the form of Annex A to the Investor Report;

                         (ix) promptly upon its receipt, a copy of any notice
                  from the Custodian of its termination of the Custodial Agreement or Control Agreement; and

                         (x) from time to time such additional information
                  regarding the financial position or business of the Borrower as the Agent may reasonably request;

                  (e) AUDITS. Annually (or more frequently as the Agent may require after the occurrence of and during the continuance of a Default or an Event of Default) and at the sole cost and expense of the Borrower (i) cause PricewaterhouseCoopers LLP, or another independent nationally recognized accounting firm selected by the Borrower and reasonably satisfactory to the Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Program Document (including, without limitation, the Advisor and the Custodian) and conduct a commercial finance examination of the books, records and accounts of the Borrower relating to its business, financial condition, operations and the Borrower's performance under the Program Documents, (ii) permit such accounting firm to discuss the Borrower's affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such accounting firm to provide to the Agent, for itself and as agent for the Secured Parties, with a certified report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Agent, and (iv) authorize such accounting firm to discuss such affairs, finances and performance with representatives of the Agent and its designees; it being understood that such commercial finance examination and report of such accountants may be coordinated with the Borrower's regular annual audit by the Borrower's accountants.

                  (f) ACCESS TO RECORDS. Permit the Agent or any Person designated by the Agent to, upon reasonable advance notice and during normal hours, visit and inspect at reasonable intervals its books, records and accounts relating to its business, financial condition, operations, Assets and its performance under the Program Documents and to discuss the foregoing with the officers, partners, employees and accountants of the Borrower, all as often as the Agent may reasonably request.

                  (g) MAINTENANCE OF INSURANCE. Maintain insurance with financially sound, responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates or as may be required by the Investment Company Act and the rules and regulations thereunder.

                  (h) MAINTENANCE OF BUSINESS. Remain at all times a closed-end investment management company for purposes of the Investment Company Act and continue to engage in business of the same type as now conducted by it and take all reasonable action to maintain all rights, privileges, licenses, permits, charters and franchises necessary in the normal conduct of its business and the performance of its obligations under the Program Documents to which it is a party and will at all times remain registered under the Investment Company Act.

                  (i) INVESTMENT POLICIES AND RESTRICTIONS; BORROWING BASE TEST, ETC. At all times comply with the Borrowing Base Test, the Asset Coverage Test (regardless of whether dividends or distributions are being made on such date, or whether Debt is being incurred on such date) and the Investment Policies and Restrictions in effect on the date hereof. The Borrower shall maintain necessary liquidity to meet its obligations to fund future advances or other extensions of credit under the Loan Documents relating to its Loan Assets.

                  (j) WAIVER OF CONFIDENTIALITY. Upon the occurrence and during the continuance of an Event of Default, with respect to interests in Loan Assets, the Borrower will use its best efforts to obtain, on behalf of the Secured Parties, waivers of any confidentiality provisions or agreements contained in the related Loan Documents or which are otherwise applicable that would prevent the Borrower from disclosing confidential information with respect to such Loan Assets to the Secured Parties.

                  (k) USE OF PROCEEDS. Agrees that the net proceeds of any Advance made hereunder shall be used solely for the purposes of (i) purchasing Assets which do not constitute "margin stock" within the meaning of Regulation U, and (ii) paying principal and Yield in respect of any outstanding Advances and other Borrower Obligations.

                  (l) FURTHER ASSURANCES. Promptly, at the Borrower's expense, execute and deliver such further instruments and take such further action in order to (i) establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties including, without limitation, all such actions which are necessary or advisable to maintain and protect the Secured Parties' first priority perfected security interest in the Assigned Collateral free and clear of Adverse Claims (including, without limitation, take or cause to take any actions required under the laws of the jurisdiction in which any assets are held by a foreign sub-custodian), (ii) enable the Secured Parties to enforce their rights and remedies under the Program Documents, including, without limitation, to do all things necessary at the request of the Agent during the continuance of an Event of Default to have each Loan Asset which constitutes Assigned Collateral and the related Loan Documents assigned to the Agent or its designee, and (iii) effectuate the intent and purpose of, and to carry out the terms of, the Program Documents.

                  (m) DEFENSE OF SECURED PARTY'S INTEREST. Defend each of the Secured Parties' right and interest in and to the Assigned Collateral against all Adverse Claims of all Persons whomsoever.

                  (n) CUSTODY AND CONTROL, ETC. At all times, cause the Custodian to have and maintain in its custody (A) all Loan Documents relating to the Assigned Collateral, (B) all of its Borrowing Base Eligible Assets in accordance with the terms of the Custodial Agreement, and (C) all Assigned Collateral in accordance with the terms of the Custodial Agreement and the Control Agreement. The Borrower shall, or shall cause the Custodian to, deliver instruments to all Selling Institutions, Transaction Agents and Obligors related to such Loan Assets requiring that any instrument evidencing such Loan Asset be delivered to the Custodian. The Borrower shall maintain the Loan Documents relating to the Assigned Collateral with the Custodian at its office in New York, New York or such other location as the Borrower shall designate in writing to the Agent. Subject to Section 7.02(a), cause all Eligible Commercial Paper, Eligible Government Securities and Eligible Loan Assets, to constitute Assigned Collateral.

                  (o) PROCEEDS OF ASSIGNED COLLATERAL. After a Default or Event of Default, cause all Proceeds of the Assigned Collateral to be remitted to the Collateral Account.

                  (p) INVESTMENT ADVISOR. Except as consented to by the Agent (which consent shall not be unreasonably withheld), at all times maintain the Advisor as the Borrower's investment advisor.

                  SECTION 5.02. NEGATIVE COVENANTS OF THE BORROWER.

                  From the date hereof until the Program Termination Date, the Borrower will not, unless the Agent shall otherwise consent in writing:

                  (a) AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Amend, terminate, supplement or otherwise modify in any material respect its declaration of trust, by-laws or other organizational documents if the same could reasonably be expected to give rise to a material adverse effect.

                  (b) CREATION OF DEBT. Create, assume or suffer to exist any Debt or any Guarantee, except for Permitted Debt.

                  (c) SUBSIDIARIES. Form, or cause to be formed, any subsidiaries.

                  (d) LIENS. Create, incur, assume or suffer to exist, any Adverse Claims, or any other type of preferential arrangement, upon or with respect to any of its Assets, whether now owned or hereafter acquired, except (in the case of all Assets other than the Assigned Collateral) for Permitted Liens.

                  (e) MERGERS; SALES OF ASSETS. Adopt or carry out any plan of liquidation, partial liquidation or recapitalization, or merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Assets other than ordinary course sales of Assets in the conduct of its business as an investment company and in accordance with the Investment Policies and Restrictions and other than as contemplated by this Agreement and the Control Agreement, PROVIDED, HOWEVER, that in the event such ordinary course sale or transfer of Assets would result in a decrease in the Net Adjusted Borrowing Base Eligible Asset Value (as set forth in the most recent Investor Report) equal to or greater than 10%, such sale shall be permitted only if the Borrower delivers to the Agent a certificate demonstrating compliance with the Borrowing Base Test and the Asset Coverage Test after giving effect to such sale.

                  (f) CONVERSION TO OPEN-END STATUS; ETC. Convert from a closed-end investment company to an open-end investment company or purchase any Asset or engage in any line of business not contemplated by the Prospectus in effect on the Closing Date.

                  (g) MANAGEMENT AGREEMENT; CUSTODIAL AGREEMENT. Amend, supplement, waive or otherwise modify or terminate, in either case without the prior written consent of the Agent (which consent shall not be unreasonably withheld), the Management Agreement or the Custodial Agreement, except to the extent the same could not reasonably be expected to give rise to a Material Adverse Effect.

                  (h) RESTRICTED PAYMENTS. Make any Restricted Payments; PROVIDED THAT (i) so long as a Default or an Event of Default shall not have occurred and be continuing and would not occur as a result thereof and after giving effect to such Restricted Payment the Borrower would be in full compliance with the Borrowing Base Test and the Asset Coverage Test, the Borrower may make Restricted Payments described in clause (a) of the definition thereof in accordance with its policy to allocate investment income and capital gains and permitted withdrawals as set forth in the Prospectus and make distributions to the extent necessary to retain its qualification as a regulated investment company under Subchapter M of the Code, and in order to not be subject to the federal excise tax imposed on certain undistributed income, and
(ii) so long as an Event of Default shall not have occurred and be continuing and would not occur as a result thereof, and after giving effect to such Restricted Payment the Borrower would be in compliance with the Borrowing Base Test and the Asset Coverage Test, the Borrower may make the Restricted Payments described in clause (b) of the definition thereof. The Borrower will not utilize or dispose of any Assigned Collateral (including without limitation Cash in the Collateral Account) for any purpose other than to repay Borrower Obligations if after giving effect thereto the Borrower would not be in full compliance with the Borrowing Base Test.

                  (i) IMPAIRMENT OF RIGHTS. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations under any Program Document to which it is a party or take any action not required by law, or fail to take any lawful action, if such action or failure to take such action will result in a Material Adverse Effect.

                  (j) ERISA. Be a member of an ERISA Group or have any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

                  (k) INVESTMENT POLICIES AND RESTRICTIONS. Permit any change in the Investment Policies and Restrictions in effect on the Closing Date or the criteria used to determine any Industry Class set forth on Schedule III hereto, without, in each case, the prior written consent of the Agent (which consent shall not be unreasonably withheld).

                  (l) SENIOR SECURITIES. Issue any "senior securities", as such term is defined and used in the Investment Company Act other than Permitted Senior Securities.

                  (m) MARGIN REQUIREMENTS. Extend credit to others for the purpose of buying or carrying any "margin stock" in such a manner as to violate Regulation T, Regulation U or Regulation X. The Borrower shall not use any proceeds of any Advance to purchase or carry "margin stock" within the meaning of Regulation U and, without limiting the foregoing, shall not have more than 25% of its total assets represented by margin stock.

                  (n) NAME CHANGE. Change its name (i) without giving the Agent at least thirty (30) days' prior written notice, and (ii) unless all actions necessary and appropriate to protect and perfect the Secured Parties' first priority perfected security interest in the Assigned Collateral have been taken and completed.

                  (o) NOTICE OF EXCLUSIVE CONTROL. After the Agent has delivered a Notice of Exclusive Control, unless such Notice of Exclusive Control is revoked in writing by the Agent, give any instruction to the Custodian in respect of any Assigned Collateral or any amounts deposited in or to the credit of the Collateral Account without the prior written consent of the Agent.

                  (p) TENDER OFFERS. Repurchase its shares pursuant to any tender offer. For the avoidance of doubt, the Borrower shall be permitted to repurchase shares pursuant to a Quarterly Share Repurchase.

                  (q) CUSTODIAN'S OVERDRAFT ADVANCES. Permit the Aggregate Custodian's Advance Amount to at any time exceed fifteen percent (15%) of the net asset value of the Borrower.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT.

                  If any of the following events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to make or cause to be made in the manner and when due any payment or deposit to be made or to be caused to be made by it under this Agreement or any of the other Program Documents and such failure shall continue for three (3) Business Days; or

                  (b) the Borrower shall (i) fail to be in compliance with the Asset Coverage Test and provided that a Responsible Officer of the Borrower has certified that the Borrower is taking all steps necessary to cause the Borrower to be in full compliance with the Asset Coverage Test within five (5) Business Days after the first date of such noncompliance, such failure shall continue for five (5) Business Days, or (ii) fail to comply with clauses (h), (m) or (p) of
Section 5.01 or clauses (b), (c), (d), (e), (f), (h), or (l) of Section 5.02 or the Advisor shall fail to comply with clauses (b), (c), (d) or (e) of the Letter Agreement; or

                  (c) (i) the Borrower shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed under this Agreement or any other Program Document, or (ii) the Advisor shall fail to perform any of its obligations under the Letter Agreement, or (iii) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under the Control Agreement, or (iv) the Custodian shall fail to perform or observe any term, covenant or agreement on its part to be performed under the Custodial Agreement and such failure gives rise to a Material Adverse Effect and such failure described in the cases of clause (i) through (iv) shall continue for thirty (30) days; or

                  (d) any representation or warranty made or deemed made by the Borrower, the Advisor or the Custodian under or in connection with this Agreement, the Control Agreement, the Letter Agreement or any certificate or report delivered by or on behalf of the Borrower, the Advisor or the Custodian in connection therewith shall be false or incorrect in any material respect when made or deemed made or delivered or any material representation or warranty made or deemed made by the Borrower, the Advisor or the Custodian in any other Program Document or any certificate or report delivered by or on behalf of the Borrower, the Advisor or the Custodian in connection therewith shall be false or incorrect in any material respect when made or deemed made or delivered; PROVIDED, HOWEVER, that (A) with respect to any breach of a representation or warranty made by the Custodian, such breach shall not constitute an Event of Default if (i) such breach could not result in a Material Adverse Effect, and
(ii) the event giving rise to such breach are cured within fifteen (15) days after its occurrence, and (B) with respect to any certificate or report provided by the Custodian which is false or incorrect in any material respect, such event shall not constitute an Event of Default under this clause (d) if (i) such event could not result in a Material Adverse Effect, (ii) the incorrect or incomplete certificate or report giving rise to such event was promptly corrected, (iii) the Advisor shall have certified that all actions reasonably expected to be necessary to prevent future reoccurrences of such events or reports of the same general nature as the failure giving rise to such breach (the "Specified Reporting Breach") have been taken, and (iv) no breach of the same general type as such Specified Reporting Breach shall have previously occurred; or

                  (e) the Agent shall for any reason cease to have a valid and perfected first priority security interest in the Assigned Collateral free and clear of all Adverse Claims or the Custodian, as Collateral Agent under the Control Agreement, shall not have custody and control of the Assigned Collateral, as contemplated by the Control Agreement; or

                  (f) the Borrower, the Advisor or the Custodian shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or the Custodian seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or the Custodian shall take any corporate action to authorize any of the actions set forth above in this subsection; PROVIDED, HOWEVER, that the occurrence of any event set forth in this clause (f) in respect of the Custodian shall not constitute an Event of Default if, prior to the day which is forty-five (45) days after the Borrower has actual knowledge of circumstances which give rise to such event, a successor custodian, reasonably satisfactory to the Agent, shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested, all in form, scope and substance reasonably satisfactory to the Agent; or

                  (g) any material provision of any Program Document shall cease to be a legal, valid and binding obligation of any of the parties purported to be bound thereby, enforceable in accordance with its respective terms or the Borrower, the Advisor or the Custodian shall so assert in writing; or

                  (h) any judgment or order, or any series of judgments or orders, shall have been entered against the Borrower, provided that (i) such judgments or orders shall aggregate to $3,000,000 or more, and (ii) enforcement actions have been commenced with respect thereto and have not been dismissed or stayed pending appeal within thirty (30) days of such entry; or

                  (i) either (1) PFPC Trust Company shall at any time cease to serve as Custodian under the Custodial Agreement or the Control Agreement, unless a successor thereto reasonably satisfactory to the Agent shall have assumed the duties of Custodian thereunder and in accordance with the terms of the Program Documents, or (2) the Custodian or the Borrower shall have given notice of the termination of the Custodial Agreement or the Control Agreement; PROVIDED, HOWEVER, that events specified in clause (2) above shall not constitute an Event of Default if prior to the fifth (5th) Business Day immediately preceding the effective date of such termination a successor custodian reasonably satisfactory to the Agent shall have been appointed as custodian under the Custodial Agreement and shall have assumed the obligations of the Custodian under the Custodial Agreement and the Control Agreement and the Agent shall have received such certificates and opinions as it shall have reasonably requested; or

                  (j) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower which Debt in the aggregate is at least $3,000,000 or enables (or, with the giving of notice or lapse of time or both would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or

                  (k) any change in Law shall be enacted, promulgated or proposed which would limit the ability of the Agent, or any Secured Party to foreclose upon its interest in, or in the event of such foreclosure to dispose of, the Assigned Collateral or to be granted the security interest in Assigned Collateral as contemplated by the Program Documents; or

                  (l) the Advisor shall (i) sell or otherwise dispose of all or substantially all of its assets, or (ii) consolidate with or merge into any other Person or acquire all or substantially all of the assets of another Person, unless in each case it is the survivor or the Agent has consented to the same in writing and such action does not give rise to a reasonable possibility of a Material Adverse Effect; or

                  (m) the Management Agreement in effect on the Restatement Effective Date or any replacement investment management agreement approved of in writing by the Agent shall be (i) amended, waived or otherwise modified in any material respect, or (ii) shall be terminated in either case without the prior written consent of the Agent (which consent shall not be unreasonably withheld); or

                  (n) the Borrower shall fail to comply with Section 2.05(b); or

                  (o) there shall not be in full force and effect a letter agreement substantially identical to the Letter Agreement from the Advisor to the Agent;


then, and in any such event, in addition to all rights and remedies specified in this Agreement, including without limitation, Article VII, and the rights and remedies of a secured party under Applicable Law including, without limitation the UCC, the Agent may, by notice to the Borrower, declare the Lender Termination Date and the Secondary Lender Termination Date to have occurred and declare the outstanding Advances to be due and payable (in which case the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have occurred); PROVIDED, that, upon the occurrence of any event (without any requirement for the passage of time or the giving of notice, or both) described in subsection (f) of this Section 6.01, the Lender Termination Date, the Secondary Lender Termination Date and the Maturity Date shall be deemed to have automatically occurred.

                                  ARTICLE VII
               PLEDGE OF ASSIGNED COLLATERAL; RIGHTS OF THE AGENT

SECTION 7.01.     SECURITY INTERESTS.

                  In consideration of the Lender and the Secondary Lenders making and maintaining the Advances, and as collateral security for the prompt, complete and unconditional payment and performance of all of the Borrower Obligations, the Borrower hereby pledges (and in the case of all Assigned Collateral other than the Loan Assets), hypothecates, assigns, transfers, sets over and delivers to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a continuing Lien upon and security interest in, all of the Borrower's right, title and interest in, to and under the following assets and properties whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Assigned Collateral"):

                         (i) all of the assets, investments and property from
                  time to time credited to the Collateral Account and all security entitlements with respect to the Collateral Account and all Loan Assets held by the Custodian for the benefit of the Agent pursuant to the Control Agreement;

                         (ii) all interest, dividends, stock dividends, stock
                  splits, distributions and other money or property of any kind distributed in respect of the assets, investments, Loan Assets, property and security entitlements described in clause
                  (i) above;

                         (iii) the Collateral Account, together with all other
                  accounts in which the distributions referred to in clause (ii) above are remitted;

                         (iv) all rights and remedies of the Borrower under the
                  Loan Documents and the Custodial Agreement in respect of the assets, investments, Loan Assets, property and security entitlements described in clause (i) above;

                         (v) all security interests, collateral, liens,
                  property, guaranties, insurance and agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments, Loan Assets, property and security entitlements described in clause (i) above;

                         (vi) all accounts, contract rights, documents,
                  instruments, securities, investment property, chattel paper, general intangibles (including payment intangibles), inventory, goods, equipment and all other property of every kind and nature, now owned or hereafter acquired in respect of the assets, investments, Loan Assets, property and security entitlements described above;

                         (vii) all books, records and other information
                  (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to the Assets, investments, Loan Assets, property and security entitlements described in clause
                  (i) above; and

                         (viii) all Proceeds of any and all of the foregoing.

                  Notwithstanding the foregoing provisions of this Section 7.01, the Assigned Collateral shall not include any "margin" stock within the meaning of Regulation U. The Agent and the Secured Parties are hereby authorized to file financing statements describing the Assigned Collateral as "all Assets" or using similar all-inclusive language.

                  SECTION 7.02. SUBSTITUTION OF COLLATERAL AND RELEASE OF SECURITY INTEREST.

                  (a) So long as no Event of Default shall have occurred and be continuing and no Default or Event of Default would occur as a consequence of such sale or disposition, the Borrower may sell or dispose of or substitute Assigned Collateral in accordance with the terms of this Agreement and the Control Agreement.

                  (b) After the Program Termination Date the Agent at the request of the Borrower shall execute, deliver and file such instruments as the Borrower shall reasonably request in order to reassign, release or terminate its security interest in the Assigned Collateral. Any and all actions under this
Section 7.02 shall be without any recourse to, or representation or warranty by, the Agent or any Secured Party and shall be at the sole cost and expense of the Borrower.

                  SECTION 7.03. APPLICATION OF PROCEEDS.

                  (a) After the occurrence of an Event of Default, all amounts received in respect of the Borrower Obligations, including without limitation all Proceeds resulting from the sale or other disposition of the Assigned Collateral shall be applied by the Agent in the following order and priority:

                  FIRST, to the payment of all amounts advanced or expended by the Agent and all costs and expenses incurred by the Agent in connection with the enforcement of the Secured Parties' rights and remedies under the Program Documents;

                  SECOND, to the extent funds are remaining after the above application, to the Lender and the Secondary Lenders to the payment of all accrued and unpaid Yield on all outstanding Advances on a pro-rata basis according to the amount of accrued Yield owing to the Lender and Secondary Lender;

                  THIRD, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all fees payable under the Fee Letter on a pro rata basis according to the amount of such fees owing to each such Secured Party;

                  FOURTH, to the extent funds are remaining after the above applications, to the Lender and the Secondary Lenders to the payment of the principal amount of each outstanding Advance on a pro-rata basis according to the amount of principal owing to the Lender and each Secondary Lender; and

                  FIFTH, to the extent funds are remaining after the above applications, to the Secured Parties to the payment of all other amounts payable to the Secured Parties pursuant to this Agreement and the other Program Documents on a pro rata basis according to the amounts owed to each such Secured Party.

                  The Agent shall, after the Program Termination Date, remit the remaining excess Proceeds which it had received from the sale or disposition of the Assigned Collateral to the Borrower's Account.

                  (b) For purposes of determining the application to be made of such monies and other cash proceeds by the Agent to the Lender and the Secondary Lenders pursuant to this Section 7.03, the Agent may rely exclusively upon a certificate or other statement of the Lender or such Secondary Lender, as the case may be, setting forth in reasonable detail the amount then owing to the Lender or such Secondary Lender, as the case may be. The Agent shall not be liable for any application of funds in accordance with any certificate or direction delivered pursuant to this Section 7.03; PROVIDED, HOWEVER, that no application of funds in accordance with any certificate delivered pursuant to this Section 7.03 shall be deemed to restrict or limit the right of any party to contest with the purported obligee its respective liability in respect of the amount set forth in such certificate.

                  SECTION 7.04. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT.

                  (a) The Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Agent or its designees may (i) deliver a Notice of Exclusive Control to the Custodian; (ii) instruct the Custodian to deliver any or all of the Assigned Collateral and any Loan Documents relating to the Assigned Collateral to the Agent or its designees and otherwise give all instructions to the Custodian regarding the Assigned Collateral; (iii) sell or otherwise dispose of the Assigned Collateral, all without judicial process or proceedings; (iv) take control of the Proceeds of any such Assigned Collateral;
(v) exercise any consensual or voting rights in respect of the Assigned Collateral, including without limitation the voting and consent rights under the Loan Documents relating to any Assigned Collateral; (vi) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Assigned Collateral; (vii) to the extent not enforced by the Borrower under Section 7.06, enforce the Borrower's rights and remedies under the Custodial Agreement with respect to the Assigned Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Assigned Collateral; (ix) notify all Selling Institutions, Transaction Agents and Obligors related to the Loan Assets which constitute Assigned Collateral to make payment in respect thereof directly to the Agent; (x) at the request of the Agent execute all documents and agreements which are necessary or appropriate to have the Assigned Collateral which constitutes Loan Assets to be assigned to the Agent or its designee; and (xi) endorse the name of the Borrower upon any items of payment relating to the Assigned Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in Subsections (i) through
(xi) of this Section 7.04(a), the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Borrower Obligations remain unpaid), with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower and without notice to the Borrower.

                  (b) All sums paid or advanced by the Agent in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Borrower Obligations secured hereby.

                  SECTION 7.05. REMEDIES CUMULATIVE.

                  Each right, power, and remedy of the Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Program Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

                  SECTION 7.06. ENFORCEMENT OF RIGHTS AND REMEDIES BY THE BORROWER.

                  The Borrower agrees that it shall (i) upon the request of the Agent (and at the Borrower's own expense) diligently enforce the rights and remedies under the Custodial Agreement and at law or equity against the Custodian for the breach by the Custodian of any term, covenant or agreement thereunder relating to or affecting any Assigned Collateral, and (ii) diligently enforce its rights and remedies under the Loan Documents relating to each Loan Asset and at law or equity. In enforcing such rights and remedies the Borrower shall exercise the same degree of care that it would exercise if this Agreement had not been entered into; PROVIDED, that the Borrower shall not, in enforcing such rights and remedies, settle any claim without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

                                  ARTICLE VIII
                                    THE AGENT

                  SECTION 8.01. AUTHORIZATION AND ACTION.

                  The Lender and the Secondary Lenders hereby irrevocably appoint and authorize the Agent to take such action as agent on their behalf and to exercise such powers under this Agreement and the other Program Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Program Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lender or the Secondary Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the other Program Documents or Applicable Law.

                  SECTION 8.02. AGENT'S RELIANCE, ETC.

                  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Advisor) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Lender, any Secondary Lender, or any Person and shall not be responsible to the Lender, any Secondary Lender or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Program Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Program Documents or any Loan Documents on the part of the Borrower, the Advisor, the Custodian or any other Person or to inspect the property (including the books and records) of the Borrower or the Advisor; (iv) shall not be responsible to the Lender, any Secondary Lender or any Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Program Documents, any Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Program Document by acting upon any notice, consent, certificate or other instrument or writing (which may be delivered by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. NO WAIVER; MODIFICATIONS IN WRITING.

                  No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Secured Party, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement shall be effective unless the same shall be in writing and signed by each of the Agent and the Borrower. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  SECTION 9.02. NOTICES, ETC.

                  Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid telegram (with messenger delivery specified in the case of a telegram), or by facsimile transmission, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 9.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 9.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to CRC:                          CRC Funding, LLC
                                    c/o Citicorp North America, Inc.
                                    450 Mamaroneck Avenue
                                    Harrison, New York  10528
                                    Attention:  U.S. Securitization
                                    Telephone No. (914) 899-7137
                                    Facsimile No. (914) 899-7891

If to the Agent:                    Citicorp North America, Inc.
                                    U.S. Securitization
                                    450 Mamaroneck Avenue
                                    Harrison, New York  10528
                                    Attention:  U.S. Securitization
                                    Telephone No. (914) 899-7137
                                    Facsimile No. (914) 899-7891

If to Citibank:                     Citibank, N.A.
                                    388 Greenwich Street, 19th Floor
                                    New York, New York  10013
                                    Attention:  Portfolio Management Unit
                                    Telephone No.:  (212) 816-0427
                                    Facsimile No.:  (212) 816-0298

If to the Borrower:                 Highland Floating Rate Advantage Fund
                                    Two Galleria Tower
                                    13455 Noel Road, Suite 1300
                                    Dallas, Texas 75240
                                    Attention:  Treasurer
                                    Telephone No.:  (972) 628-4100
                                    Facsimile No.:  (972) 628-4147

                  SECTION 9.03. TAXES.

                  (a) Any and all payments by the Borrower under this Agreement, the Advance Notes or any other Program Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Secured Parties, (i) United States federal withholding taxes and (ii) income and franchise taxes imposed on it by any taxing Authority in any jurisdiction which asserts jurisdiction to impose such taxes on the basis of contacts which the Secured Party in question maintains with such jurisdiction other than contacts arising out of the execution, delivery or performance of the Program Documents or the transactions contemplated thereby (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under any Advance Note or under any other Program Document to any Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder, under the Advance Notes or under any other Program Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Advance Note or under any other Program Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify the Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.03) paid by any Secured Party in respect of the Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Secured Party makes written demand therefor to the Borrower.

                  (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreement and obligations of the Borrower contained in this Section 9.03 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advance Notes.

                  SECTION 9.04. COSTS AND EXPENSES; INDEMNIFICATION.

                  (a) The Borrower agrees to promptly pay on demand all reasonable costs and expenses of each the Agent, CRC and Citibank in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement, the Advance Notes and the other Program Documents, including without limitation, the reasonable fees and disbursements of counsel to the Agent, CRC and Citibank. The Borrower also agrees to promptly pay on demand all reasonable costs and expenses of each Secured Party in connection with the administration, modification and amendment of this Agreement, the Advance Notes and the other Program Documents including, without limitation, the reasonable fees and disbursements of counsel for each Secured Party with respect thereto and with respect to advising each Secured Party as to their respective rights, remedies and responsibilities under this Agreement and the other Program Documents, all actuarial fees, UCC filing fees and periodic auditing expenses. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and disbursements of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Advance Notes, the Loan Documents and the other Program Documents.

                  (b) In addition, the Borrower shall pay on demand (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the Advances, (ii) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Lender's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the Advances, and (iii) in connection with the transaction contemplated by the Program Documents, the applicable pro-rata costs and expenses of the rating agencies' rating the Lender's commercial paper notes.

                  (c) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including, without limitation, the reasonable fees and disbursements of counsel) (collectively the "Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any Loan Document or any other Program Document to which the Borrower is a party or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated), including, without limitation any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Program Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower or the Custodian contained in any Program Document; (iii) any representation or warranty made by the Borrower or the Custodian, contained in any Program Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower or the Custodian to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first priority perfected security interest in all of the Assigned Collateral;
(vi) any action or omission, not expressly authorized by the Program Documents, by the Borrower or the Custodian, which has the effect of reducing or impairing the Assigned Collateral or the rights of the Agent or the Secured Parties with respect thereto; (vii) any Default or Event of Default; and (viii) any transactions related to the funding, carrying or repayment of the outstanding principal amount of the Advances in connection with the Program Documents; EXCEPT to the extent any such Liability payable to an Indemnified Party is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the termination of this Agreement and the payment in full of principal and Yield on the Advances.

                  SECTION 9.05. EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  SECTION 9.06. ASSIGNABILITY.

                  (a) This Agreement and the Lender's rights and obligations herein (including the outstanding Advances) shall be assignable by the Lender and its successors and assigns; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), the Lender shall not assign its rights and obligations to any Person other than to a United States Affiliate of the Agent or to a Secondary Lender. Each such assignor shall notify the Agent and the Borrower of any such assignment. Each such assignor may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Borrower, including the Assigned Collateral, furnished to such assignor by or on behalf of the Borrower or by the Agent; PROVIDED, FURTHER, that, prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Borrower received by it from any of the foregoing entities.

                  (b) Each Secondary Lender may, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Secondary Lender Commitment and the outstanding Advances or interests therein owned by
it); PROVIDED, THAT, the Borrower's consent to any such assignment shall not be required if the assignee is an existing Secondary Lender or an Affiliate of Citibank or Citicorp North America, Inc. The parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance. Notwithstanding the foregoing, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of principal and Yield on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

                  (c) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns; PROVIDED, that without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), the Agent shall not assign its obligations to any Person other than a U.S. Affiliate of the Agent.

                  (d) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed).

                  (e) The Secondary Lenders may, without the consent of the Borrower, sell participation interests in their respective Secondary Lender Commitments. The Borrower agrees that references in Sections 2.06, 2.07, 2.08,
9.03 and 9.04 and the other terms and provisions of this Agreement and the other Program Documents to rates, determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to the Secondary Lenders shall be deemed also to include those of each of its participants; PROVIDED, THAT, the Borrower shall not be required to reimburse a participant of a Secondary Lender pursuant to Sections 2.06, 2.07, 2.08, 9.03 or 9.04 in an amount in excess of the amount that would have been payable to such Secondary Lender had such participation not been made.

                  SECTION 9.07. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                  SECTION 9.08. SEVERABILITY OF PROVISIONS.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.09. CONFIDENTIALITY.

                  (a) The Borrower agrees that it shall and shall cause each of its Affiliates (i) to keep this Agreement, the Control Agreement, the Letter Agreement, the proposal relating to the structure of the facility contemplated by this Agreement (the "Facility"), any analyses, computer models, information or document prepared by the Agent, Citibank or any of their respective Affiliates in connection with the Facility, the Agent's or its Affiliate's written reports to the Borrower, the Advisor or any of their respective Affiliates and any related written information (collectively, the "Product Information") confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively, the "Borrower Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation, completion and administration of the Facility; (ii) to use the Product Information only in connection with the Facility and not for any other purpose; and (iii) to cause the Borrower Representatives to comply with the provisions of this Section 9.09 and to be responsible for any failure of any Borrower Representative to so comply.

                  The provisions of this Section 9.09(a) shall not apply to any Product Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than the Borrower, the Advisor, any of their respective Affiliates or any Borrower Representative or that is required to be disclosed by applicable law or is requested by any Authority with jurisdiction over the Borrower, the Advisor or any of their respective Affiliates.

                  (b) Each of the Secured Parties agrees (i) to keep all non-public information with respect to the Borrower and the Advisor and their respective Affiliates which such Secured Party receives pursuant to the Program Documents (collectively, the "Borrower Information") confidential and to disclose Borrower Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives of the Secured Parties (collectively, the "Secured Party Representatives"), to providers of program-wide credit enhancement for CRC and to S&P and Moody's and any other rating agency that rates the promissory notes of CRC which, in each case, may have a need to know or review such Borrower Information for the purpose of assisting in the negotiation, completion, administration and evaluation of the Facility; (ii) to use the Borrower Information only in connection with the Facility and not for any other purpose; and (iii) to cause its related Secured Party Representatives to comply with the provisions of this Section 9.09(b).

                  The provisions of this Section 9.09(b) shall not apply to any Borrower Information that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than such Secured Party Representative or that is required to be disclosed by Applicable Law or is requested by any Authority with jurisdiction over any Secured Party or Secured Party Representative or any of their respective Affiliates or as may be necessary to enforce the Program Documents.

                  Notwithstanding the foregoing, the Borrower Information may be disclosed by any Secured Party Entity to permitted assignees and participants and potential assignees and participants in the Facility to the extent such disclosure is made pursuant to a written agreement of confidentiality substantially similar to this Section 9.09(b).

                  (c) Notwithstanding anything in this Section 9.09 to the contrary, the Borrower, the Lender, the Secondary Lender and the Agent (and each employee, representative or other agent of the Borrower, the Lender, the Secondary Lender and the Agent) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and/or U.S. tax structure of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such U.S. tax treatment and/or U.S. tax structure of the Facility, other than any information for which non-disclosure is reasonably necessary in order to comply with applicable securities laws."

                  SECTION 9.10. MERGER.

                  The Program Documents taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof. The Program Documents supersede any prior agreements among the parties relating to the subject matter thereof.

                  SECTION 9.11. NO PROCEEDINGS.

                  Each of the Borrower, the Agent, each Secondary Lender, each assignee of an Advance or any interest therein and each entity which enters into a commitment to make Advances to the Borrower hereunder hereby agrees that it will not institute against CRC any proceeding of the type referred to in Section 6.01(f) so long as any commercial paper or other senior indebtedness issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding. The obligations of CRC under and in connection with this Agreement and the other Program Documents are solely the obligations of the CRC. It is expressly agreed that no recourse shall be had for the payment of any amount owing in respect of this Agreement or any other Program Document or for any other obligation or claim arising out of or based upon this Agreement or any other Program Document, against any member, stockholder, employee, officer, manager, director, organizer or incorporator of CRC or against any member, stockholder, employee, officer, manager, director, organizer or incorporator of any such member, stockholder or manager.

                  SECTION 9.12. LOAN DOCUMENTS.

                  No obligation or liability is intended to be assumed by the Agent or any other Secured Party under or as a result of this Agreement or the other Program Documents and the transactions contemplated hereby and thereby and, to the maximum extent permitted under provisions of Law, the Agent and the other Secured Parties expressly disclaim any such assumption. The Borrower shall indemnify, defend and hold harmless the Agent and the other Secured Parties from any loss, liability or expense incurred as a result of any claim that any such obligation or liability has been so assumed.

                  If an Event of Default under Section 6.01(f) in respect of the Borrower shall have occurred and is continuing or the Agent shall have delivered a Notice of Exclusive Control to the Custodian, and such notice has not been revoked by the Agent, the Borrower will use its best efforts to obtain and give all necessary consents under all Loan Documents relating to any Assigned Collateral and execute and deliver all agreements and documents which are necessary or appropriate in order to enable the Secured Parties to enforce their rights and remedies hereunder and under the other Program Documents, including without limitation, to permit the Assigned Collateral which constitutes Loan Assets to be assigned to the Agent or its designees. In addition, the Borrower shall pay all assignment fees which are required to be paid pursuant to the Loan Documents relating to the Assigned Collateral in connection with the foregoing. The Agent and the Secured Parties acknowledge that in order to enforce certain of their remedies in respect of the Assigned Collateral which constitutes Loan Assets after the occurrence of an Event of Default, certain provisions of the related Loan Documents may need to be complied with, including provisions requiring the consent of the related Transaction Agent and/or Obligor.

                  SECTION 9.13. SUBMISSION TO JURISDICTION; WAIVERS.

                  The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Program Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

                  (b) consents that any such action or proceeding may be brought in any of such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.02 or at such other address as may be permitted thereunder;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court;

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive, indirect or consequential damages; and

                  (f) acknowledges and agrees that in addition to any right of setoff, banker's lien or counterclaim a Secured Party may otherwise have, each Secured Party shall be entitled, at its option, to set-off any amount owing by it to the Borrower or any balances held by it for the account of the Borrower against any Borrower's Obligations which is not paid when due. Each Secured Party will use reasonable efforts to promptly notify the Borrower after any such set-off and application made by such Secured Party; PROVIDED, that the failure of such Secured Party to provide such notice will not affect any Borrower Obligation under this Agreement or the ability of a Secured Party to set-off any amount owing by it to the Borrower or any balances held by it for the account of the Borrower against any Borrower's Obligations which is not paid when due pursuant to this Section 9.13(f).

                  SECTION 9.14. E-MAIL REPORTS.

                  Subject to the following terms and conditions the Borrower may, unless otherwise notified to the contrary by the Agent, transmit Investor Reports and Weekly Portfolio Reports to the Agent by electronic mail (each an "E-Mail Report"):

                         (i) The Borrower shall make arrangements with VeriSign,
                  Inc. (or another authenticating organization acceptable to the Agent) to enable the Borrower to generate digital signatures. The Borrower shall safeguard the keys, access codes or other means of generating its digital signature.

                         (ii) Each E-Mail Report shall be formatted as the Agent
                  may designate from time to time and shall be digitally signed. Each E-Mail Report shall be sent to the Agent at an electronic mail address designated by the Agent.

                         (iii) Each E-Mail Report shall be deemed given when
                  receipt of such transmission thereof is acknowledged by the Agent.

                  SECTION 9.15. WAIVER OF JURY TRIAL.

                  To the extent permitted by law, each of the Parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other program document or for any counterclaim therein or relating thereto.

                  SECTION 9.16. BUSINESS TRUST NOTICE.

                  It is expressly agreed that the obligations of the Borrower under this Agreement shall not be binding upon any past, present or future trustee, nominee, officer, shareholder, employee or agent of the Borrower individually, and shall only be binding upon the Borrower and its assets, as provided in the Borrower's Amended and Restated Agreement and Declaration of Trust, a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal offices of the Borrower. The Agreement was executed on behalf of the Borrower by an officer of the Borrower in such capacity, and shall not be deemed to have been executed by such officer individually or to impose any liability on such officer, or the shareholders of the Borrower, personally, but shall bind only the assets and property of the Borrower.

                  SECTION 9.17. NO NOVATION.

                  It is the intent of the parties hereto that this Agreement (i) shall re-evidence, in part, the Borrower's indebtedness under the Existing Credit Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations of the Borrower under the Existing Credit Agreement, and
(iii) is in no way intended to constitute a novation of any of the Borrower's indebtedness which was evidenced by the Existing Credit Agreement or any of the other Program Documents (as defined in the Existing Credit Agreement).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CRC FUNDING, LLC,
                           as Lender

                         By: Citicorp North America, Inc.,
                             its Managing Agent

                         By:____________________________
                              Name:
                              Title:

                         CITICORP NORTH AMERICA, INC.,
                                   as Agent

                         By:____________________________
                              Name:
                              Title:

                         CITIBANK, N.A.,
                           as Secondary Lender

                         By:____________________________
                              Name:
                              Title:
                              Percentage: 100%

                         HIGHLAND FLOATING RATE ADVANTAGE FUND,
                           as Borrower

                         By:_____________________________
                              Name:
                              Title:

--------------------------------------------------------------------------------


          AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

                                      among

                     HIGHLAND FLOATING RATE ADVANTAGE FUND,
                                   as Borrower

                                CRC FUNDING, LLC,
                                    as Lender

                                 CITIBANK, N.A.,
                               as Secondary Lender

                                       and

                          CITICORP NORTH AMERICA, INC.,
                                    as Agent

                          Dated as of October 18, 2004


--------------------------------------------------------------------------------


                                                                    [Type VII-C]

                                TABLE OF CONTENTS
                                                                                                               PAGE


         AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT 1

                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION
SECTION 1.01. Definitions.........................................................................................1

SECTION 1.02. Rules of Construction..............................................................................21

SECTION 1.03. Computation of Time Periods........................................................................21


                                   ARTICLE II
                            ADVANCES TO THE BORROWER

SECTION 2.01. Advance Facility...................................................................................21

SECTION 2.02. Making of Advances.................................................................................22

SECTION 2.03. Advance Notes......................................................................................23

SECTION 2.04. Maturity of the Advances...........................................................................23

SECTION 2.05. Prepayment of the Advances.........................................................................23

SECTION 2.06. Yield..............................................................................................24

SECTION 2.07. Increased Costs....................................................................................24

SECTION 2.08. Compensation.......................................................................................25

SECTION 2.09. Additional Yield on Eurodollar Rate Advances.......................................................26

SECTION 2.10. Termination or Reduction of the Total Commitment...................................................26

SECTION 2.11. Rescission or Return of Payment....................................................................26

SECTION 2.12. Fees Payable by Borrower...........................................................................26

SECTION 2.13. Post Default Interest..............................................................................26

SECTION 2.14. Payments...........................................................................................27

SECTION 2.15. Ratable Payments...................................................................................28

SECTION 2.16. Borrower's Obligations Absolute....................................................................27

                                   ARTICLE III
                              CONDITIONS PRECEDENT
SECTION 3.01. Conditions Precedent to the Effectiveness of the Existing Credit Agreement.........................28

SECTION 3.02. Conditions Precedent to All Advances...............................................................29

SECTION 3.01. Conditions Precedent to the Effectiveness of this Agreement........................................30


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower.....................................................31


                                    ARTICLE V
                                    COVENANTS

SECTION 5.01. Affirmative Covenants of the Borrower..............................................................34

SECTION 5.02. Negative Covenants of the Borrower.................................................................38


                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................40


                                   ARTICLE VII
               PLEDGE OF ASSIGNED COLLATERAL; RIGHTS OF THE AGENT

SECTION 7.01. Security Interests.................................................................................43

SECTION 7.02. Substitution of Collateral and Release of Security Interest........................................44

SECTION 7.03. Application of Proceeds............................................................................44

SECTION 7.04. Rights and Remedies upon Event of Default..........................................................45

SECTION 7.05. Remedies Cumulative................................................................................46

SECTION 7.06. Enforcement of Rights and Remedies by the Borrower.................................................46

                                  ARTICLE VIII
                                    THE AGENT
SECTION 8.01. Authorization and Action...........................................................................47

SECTION 8.02. Agent's Reliance, Etc..............................................................................47


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01. No Waiver; Modifications in Writing................................................................48

SECTION 9.02. Notices, Etc.......................................................................................48

SECTION 9.03. Taxes..............................................................................................49

SECTION 9.04. Costs and Expenses; Indemnification................................................................50

SECTION 9.05. Execution in Counterparts..........................................................................52

SECTION 9.06. Assignability......................................................................................52

SECTION 9.07. Governing Law......................................................................................53

SECTION 9.08. Severability of Provisions.........................................................................53

SECTION 9.09. Confidentiality....................................................................................53

SECTION 9.10. Merger.............................................................................................54

SECTION 9.11. No Proceedings.....................................................................................54

SECTION 9.12. Loan Documents.....................................................................................55

SECTION 9.13. Submission to Jurisdiction; Waivers................................................................55

SECTION 9.14. E-Mail Reports.....................................................................................51

SECTION 9.15. Waiver Of Jury Trial...............................................................................56

SECTION 9.16. Business Trust Notice..............................................................................56

SECTION 9.17. No Novation........................................................................................56

                                    SCHEDULES

Schedule I                   Form of Investor Report
Schedule II                  Form of Weekly Portfolio Report
Schedule III                 Industry Classifications

                                    EXHIBITS

EXHIBIT A                    Form of Advance Note
EXHIBIT B                    Form of Notice of Borrowing
EXHIBIT C                    Form of Assignment and Acceptance

                                                                      SCHEDULE I


                             FORM OF INVESTOR REPORT

                                                                      Annex A
                                                                         to
                                                                     Schedule I

--------------------------------------------------------------------------------
                      Investor Report Officer's Certificate

                  The undersigned, ______________, the [INSERT TITLE OF RESPONSIBLE OFFICER] of Highland Floating Rate Advantage Fund (the "Borrower") pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of October 18, 2004 (the "Credit Agreement") among the Borrower, CRC Funding, LLC, Citibank, N.A., the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

                  1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

                  2. The Investor Report furnished herewith to the Agent pursuant to Section 5.01(d) of the Credit Agreement is true, accurate and complete as of the day hereof.

                  3. No event has occurred and is continuing which would constitute a Default or an Event of Default.

                  4. As of the date hereof, the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

                  IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.


DATED:
       --------------------------

                                     -------------------------------
                                     Name:
                                     Title:

                                                                     SCHEDULE II


                        [FORM OF WEEKLY PORTFOLIO REPORT]

                                                                       Annex A
                                                                         to
                                                                     Schedule II
-------------------------------------------------------------------------------

                Weekly Portfolio Report and Officer's Certificate

                  The undersigned, ______________, the [INSERT TITLE OF RESPONSIBLE OFFICER] of Highland Floating Rate Advantage Fund (the "Borrower") pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of October 18, 2004 (the "Credit Agreement") among the Borrower, CRC Funding, LLC, Citibank, N.A., the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent (the "Agent"), as the same may be amended, modified or supplemented from time to time, hereby certifies that:

                  1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

                  2. The Borrowing Base as of the date hereof is $___________________.

                  3. The aggregate outstanding principal balance of Advances as of the date hereof is $____________.

                  4. No event has occurred and is continuing which would constitute a Default or an Event of Default.

                  5. The weekly net asset value report to which this certificate is attached is true, accurate and complete.

                  6. As of the date hereof the Borrower is in compliance with the Borrowing Base Test and the Asset Coverage Test.

                  IN WITNESS WHEREOF, the undersigned has duly signed on behalf of the Borrower as of the date set forth below.

DATED:
       --------------------------

                                     -------------------------------
                                     Name:
                                     Title:

                                                                    SCHEDULE III

                            INDUSTRY CLASSIFICATIONS

Aerospace and Defense
Automobile
Beverage, Food and Tobacco
Broadcasting/Entertainment
Buildings & Real Estate
Cargo Transport
Chemicals, Plastics and Rubber
Containers, Packaging and Glass
Diversified & Conglomerate Manu.
Diversified & Conglomerate Service
Ecological
Electronics
Farming and Agriculture
Finance
Grocery
Healthcare
Home and Office Furnishings
Hotels, Motels, Inns and Gaming
Insurance
Leisure, Amusement, Entertainment
Machinery Nonagriculture, Nonconstruction
Mining, Steel, Iron and Non Precious Metals
Oil and Gas
Personal and Non Durable Consumer Products
Personal, Food and Miscellaneous
Printing and Publishing
Personal Transportation
Retail Stores
Telecommunications
Textiles and Leather
Utilities
Government

                                                                       EXHIBIT A

                             [FORM OF ADVANCE NOTE]

$
 ----------                                                      ---------, ----


                  FOR VALUE RECEIVED, on the Maturity Date (as defined in the Credit Agreement hereinafter referred to) of each Advance made by the [INSERT NAME OF LENDER OR SECONDARY LENDER] (together with its successors and assigns the ["Lender"] ["Secondary Lender"]) to the undersigned (the "Borrower") pursuant to the Credit Agreement (defined below), the Borrower hereby promises to pay to the order of the ["Lender"] ["Secondary Lender"] the unpaid principal amount of each such Advance, in immediately available funds and in lawful money of the United States of America, and to pay Yield on the unpaid principal balance of said Advance from the Borrowing Date thereof, until the principal amount thereof shall have been paid in full, in like funds and money as provided in said Credit Agreement for Advances made by the [Lender] [Secondary Lender] and at the maturity thereof. Capitalized terms used in this promissory note unless otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

                  This promissory note is an Advance Note referred to in the Amended and Restated Revolving Credit and Security Agreement dated as of October 18, 2004 (as from time to time amended, the "Credit Agreement") among the Borrower, the [Lender], [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent. The date and principal amount of each Advance made to the Borrower and of each repayment of principal thereon shall be recorded by the [Lender] [Secondary Lender] or its designee on Schedule I attached to this Advance Note, and the aggregate unpaid principal amount shown on such schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Advances made by the [Lender] [Secondary Lender]. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement to repay the principal amount of the Advances together with all Yield accrued thereon.

                  A copy of the Trust's Agreement and Declaration of Trust has been filed with the Secretary of The Commonwealth of Massachusetts. This promissory note is executed by officers of the Trust not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Trust.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     HIGHLAND FLOATING RATE ADVANTAGE FUND

                                     By:_____________________________
                                     Name:
                                     Title:

                                   SCHEDULE I
                                  TO EXHIBIT A

             This Advance Note evidences Advances made by [INSERT NAME OF LENDER OR SECONDARY LENDER], (the ["Lender"] ["Secondary Lender"]) under the Amended and Restated Revolving Credit and Security Agreement dated as of October 18, 2004 among Highland Floating Rate Advantage Fund, the [Lender] [Secondary Lender], the other banks and financial institutions parties thereto and Citicorp North America, Inc., as agent in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:


PRINCIPAL         PRINCIPAL           PRINCIPAL
AMOUNT            AMOUNT PAID         BALANCE             NOTATION
  DATE            ADVANCED            OR PREPAID          OUTSTANDING        BY
  ----            ----------          -----------         -----------        --

                                                                       EXHIBIT B

                      HIGHLAND FLOATING RATE ADVANTAGE FUND
                                    [Address]



Citicorp North America, Inc.,
as Agent
[ADDRESS]

                               NOTICE OF BORROWING

                  This Notice of Borrowing is made pursuant to Section 2.02 of that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 18, 2004, among CRC FUNDING, LLC, as lender (the "Lender"), CITIBANK, N.A. the other banks parties thereto, CITICORP NORTH AMERICA, INC., as agent and HIGHLAND FLOATING RATE ADVANTAGE FUND, as borrower (the "Borrower") (as the same may from time to time be amended, supplemented, waived or modified, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

                  1. The Borrower hereby requests that on ______________, ____ (the "Borrowing Date") it receive an advance under the Credit Agreement in the principal amount of _____________ Dollars ($_______).

                  2. The Borrower hereby gives notice of its request for such Advance to the Agent pursuant to Section 2.02 of the Credit Agreement and requests the Lender or the Secondary Lenders to remit, or cause to be remitted, the proceeds thereof to [the Borrower's Account] [SPECIFY OTHER ACCOUNT, IF APPLICABLE].

                  3. The Borrower certifies that (i) the representations and warranties of the Borrower contained or reaffirmed in Section 4.01 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to any earlier date); (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing; (iii) the Borrower has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement to be performed by it on or before the date hereof, (iv) the conditions precedent to the making of the proposed Advance set forth in Article III of the Credit Agreement have been fully satisfied, (v) immediately after giving effect to such Advance, not more than 25% of its assets is represented by "margin stock"; and (v) immediately after giving effect to such advance the Borrowing Base Test and the Total Borrowing Base Eligible Asset Test will be complied with.

                  WITNESS my hand on this ____ day of _________, ____.

                                     HIGHLAND FLOATING RATE ADVANTAGE FUND


                                     By:_____________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT C

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of October 18, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CRC FUNDING, LLC (together with its successors and assigns, the "Lender"), CITIBANK, N.A. (Citibank, N.A., together with the other banks and financial institutions from time to time parties to the Credit Agreement, the "Secondary Lenders"), CITICORP NORTH AMERICA, INC., as agent for the Lender and the Secondary Lenders (in such capacity, together with its successors and assigns, the "Agent") and HIGHLAND FLOATING RATE ADVANTAGE FUND (together with its permitted successors and assigns, the "Borrower"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

         1. As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and under the other Program Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor's Secondary Lender Commitment and Percentage and the Assignor's portion of the outstanding principal amount of the Advances (such rights and obligations assigned hereby being the "Assigned Interests"). After giving effect to such sale, assignment and assumption, the Assignee's "Secondary Lender Commitment" and the Assignee's "Percentage" will be as set forth on Schedule I hereto.

         2. The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Program Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Assigned Collateral, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of any of the Borrower, the Agent, the Custodian, the Advisor or any other person, or the performance or observance by any Person of any of its obligations under any Program Document or any instrument or document furnished pursuant thereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Program Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, the Lender or any other Secondary Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Program Documents; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Program Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Program Documents are required to be performed by it as a Secondary Lender; (vi) confirms that the assignment hereunder complies with any applicable legal requirements including the Securities Act of 1933, as amended; (vii) confirms that such Assignee is a United States Person (as defined in Section 7701 (a)(30) of the Code) or that such Assignee shall have provided the Agent with two Internal Revenue Service forms W-8BEN or W-8ECI (or a successor form) certifying that the income from the Assigned Interest is effectively connected with the conduct of such Person's trade or business in the United States; and (viii) confirms that such Assignee is not a partnership, grantor trust or S corporation (as such terms are defined in the Code).

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless a later effective date is specified on Schedule I hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Secondary Lender thereunder and under any other Program Document and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Program Document.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

           IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                      Schedule I


Percentage interest
transferred by Assignor:                              ___%
Assignee's "Secondary Lender Commitment":            $___
Assignee's "Percentage"                               ___%
Assignor:                                             [INSERT NAME OF ASSIGNOR],
                                                      as Assignor,
                                                      By:
                                                         -----------------------
                                                      Authorized Signatory,

Assignee:                                             [INSERT NAME OF ASSIGNEE]
                                                      as Assignee
                                                      By:
                                                         -----------------------
                                                      Authorized Signatory
Accepted, Consented to and
Acknowledged this ___ day of

---------------, ----
CITICORP NORTH AMERICA, INC.,
 as Agent
By:
    -----------------------
    Authorized Signatory


[HIGHLAND FLOATING RATE
ADVANTAGE FUND


By:
    -----------------------
    Authorized Signatory]*


-----------------
*    If required by Section 9.06.